     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                        NORTON MOTORS INTERNATIONAL INC.

                 (Name of Small Business Issuer in Its Charter)
                         ------------------------------

               MINNESOTA                                    3751                                   41-1828797
      (State or Other Jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
          of Incorporation or                   Classification Code Number)                   Identification No.)
             Organization)

                           --------------------------

                            14252 23RD AVENUE NORTH
                         PLYMOUTH, MINNESOTA 55447-4910
                                 (612) 694-9880
         (Address and Telephone Number of Principal Executive Offices)

                            14252 23RD AVENUE NORTH
                         PLYMOUTH, MINNESOTA 55447-4910
(Address of Principal Place of Business or Intended Principal Place of Business)

                                  MYRON CALOF
                        NORTON MOTORS INTERNATIONAL INC.
                            14252 23RD AVENUE NORTH
                         PLYMOUTH, MINNESOTA 55447-4910
                                 (612) 694-9880
           (Name, Address and Telephone Number of Agent For Service)
                         ------------------------------

                                   COPIES TO:

               ROBERT H. FRIEDMAN, ESQ.                                 LAWRENCE B. FISHER, ESQ.
        OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP                      ORRICK HERRINGTON & SUTCLIFFE LLP
                    505 PARK AVENUE                                         666 FIFTH AVENUE
               NEW YORK, NEW YORK 10022                                 NEW YORK, NEW YORK 10103
                    (212) 753-7200                                           (212) 506-5000
              (212) 755-1467 (TELECOPIER)                              (212) 506-5151 (TELECOPIER)

                           --------------------------

          Approximate Date of Commencement of Proposed Sale to Public:

  As soon as practicable after this registration statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                           PROPOSED MAXIMUM       AMOUNT OF
                           TITLE OF EACH CLASS OF SECURITIES                              AGGREGATE OFFERING     REGISTRATION
                                    TO BE REGISTERED                                           PRICE(1)              FEE
Common Stock, $.01 par value(2).........................................................    22,425,000(3)         $6,615.38

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Includes 450,000 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

(3) Based upon a proposed maximum offering price of $6.50 per share of Common Stock.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998

PROSPECTUS

                                     [LOGO]

                           MOTORS INTERNATIONAL INC.

                        3,000,000 SHARES OF COMMON STOCK

    Norton Motors International Inc., a Minnesota corporation (the "Company"), hereby offers (the "Offering") 3,000,000 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"). See "Description of Securities."

    Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that such a market will develop after completion of this Offering, or if developed, that it will be sustained. It is currently anticipated that the initial public offering price of the Common Stock will between $5.50 and $6.50 per Share. For information regarding the factors considered in determining the initial public offering price of the Shares, see "Risk Factors" and "Underwriting." The Company intends to apply for listing of the Common Stock on the American Stock Exchange under the symbol "NRN".
                            ------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
    SUBSTANTIAL DILUTION. SEE "RISK FACTORS" COMMENCING ON PAGE 7 AND
                                  "DILUTION."
                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                          PRICE TO           UNDERWRITING
                                                           PUBLIC            DISCOUNTS(1)        PROCEEDS TO COMPANY(2)
Per Share............................................             $                      $                        $
Total(3).............................................             $                      $                        $

(1) Does not include additional compensation to Dirks & Company, Inc., the representative (the "Representative") of the several Underwriters (the "Underwriters"), in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representative.

(2) Before deducting estimated expenses of $500,000 payable by the Company, excluding the non-accountable expense allowance payable to the Representative.

(3) The Company has granted to the Underwriters an option, exercisable within forty-five (45) days after the date of this Prospectus, to purchase up to 450,000 additional Shares, upon the same terms and conditions as set forth above, solely to cover over-allotments, if any (the "Over-Allotment Option"). If such Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to Company will be
    $         , $         and $         , respectively. See "Underwriting."

    The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Shares will be made at the offices of Dirks & Company, Inc., New
York, New York, on or about          , 1998.

                             DIRKS & COMPANY, INC.

                The date of this Prospectus is            , 1998

                    [PICTURES OF COMPANY'S NEW MOTORCYCLES]

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE THE MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ------------------------

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. EXCEPT AS OTHERWISE SPECIFIED, ALL INFORMATION IN THIS PROSPECTUS (I) GIVES EFFECT TO (A) THE CONVERSION OF $2,516,000 IN AGGREGATE PRINCIPAL AMOUNT OF CERTAIN CONVERTIBLE DEBENTURES INTO AN AGGREGATE OF 1,258,000 SHARES OF COMMON STOCK ON THE DATE OF CONSUMMATION OF THIS OFFERING (ASSUMING AN INITIAL PUBLIC OFFERING PRICE OF $6.00 PER SHARE), (B) THE ISSUANCE TO MELLING CONSULTANCY DESIGN LIMITED OF 166,666 SHARES OF COMMON STOCK IN EXCHANGE FOR CANCELLATION OF CERTAIN ROYALTY PAYMENTS PAYABLE BY THE COMPANY, (C) THE REPURCHASE BY THE COMPANY OF 90,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 90,000 SHARES OF COMMON STOCK FROM A FORMER DIRECTOR OF THE COMPANY AND
(D) A 3-FOR-2 STOCK SPLIT OF THE COMMON STOCK EFFECTIVE SEPTEMBER 1, 1997 AND
(II) DOES NOT GIVE EFFECT TO (X) ANY EXERCISE OF THE OVER-ALLOTMENT OPTION AND
(Y) ANY EXERCISE BY THE REPRESENTATIVE OF WARRANTS TO PURCHASE 300,000 SHARES OF COMMON STOCK. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION," "BUSINESS--PRIME CONTRACTOR DEVELOPMENT AGREEMENT," "UNDERWRITING," AND "CERTAIN TRANSACTIONS."

                                  THE COMPANY

    Norton Motors International Inc. (the "Company"), a development stage company, is currently developing, and plans to manufacture, market and sell, high performance motorcycles, each intended for a distinct segment of the motorcycle market. The Company introduced a non-running motorcycle model, the 1500cc V8 powered Norton Nemesis (the "Nemesis") in April 1998. The Nemesis is anticipated to be the Company's flagship motorcycle, and is expected to produce 235 brake horsepower ("bhp") with a projected top speed exceeding 200 miles per hour ("mph"). The Company also intends to introduce the Norton Manx Superbike (the "Manx") in fall 1998, which will be powered by a 750cc in-line four cylinder engine expected to produce 160 bhp. Development of the Nemesis and the Manx has been substantially completed, and the Company expects to commence limited production and initial delivery of the Nemesis and the Manx by the end of 1998 or early 1999.

    In addition to the Nemesis and the Manx, the Company is currently developing three other models which it plans to introduce over the twenty-four months following the date of this Prospectus. The three additional models are: (i) the Norton Commando Cruiser, a 1500cc V8 powered motorcycle designed specifically for the American market (the "Commando"); (ii) the Norton International 600cc Sportbike (the "International"); and (iii) the 900cc Norton Atlas (the "Atlas," and together with the Nemesis, the Manx, the Commando and the International, the "Initial Product Line"). The motorcycles in the Initial Product Line will be offered in different segments of the motorcycle market and are anticipated to range in price from approximately $10,000 to $35,000. The Company believes that each of the motorcycles in the Initial Product Line will be positioned as a premier product in the market segment in which the respective motorcycle is sold. In addition to the Initial Product Line, the Company plans to offer various other motorcycle models, including a trailbike and a supermotard, both to be powered by versions of the Company's 600cc engine, and an advanced version of the Nemesis, for which the Company has commenced preliminary research and design. The Company believes that these and future models will enable the Company to achieve its desired market penetration for its motorcycles.

    The Company believes that the following factors will help to distinguish the Company's products from its competitors:

    - innovative technology which borrows from advanced engineering fields such as Formula 1 racing and the aerospace industry;

    - the 100 year history and tradition of Norton motorcycles; and

    - the continuing popularity of the Norton brand name among motorcycle enthusiasts worldwide.

    The Company believes that the technology used in the Initial Product Line is among the most advanced in the motorcycle industry, with materials such as lightweight but strong aluminum and magnesium alloys and carbon-fiber composites (generally used in the aerospace industry), which the Company believes will enable the Company's motorcycles to be lighter and stronger than similar motorcycles made of steel.

    Motorcycles have been sold under the Norton brand name for nearly the past century. The Company believes that the Norton brand name is one of the premium names in the motorcycle industry. The Norton Manufacturing Co., Ltd. was established in 1898 in England to produce components for the bicycle and motorcycle industries and produced the first Norton motorcycle in 1902. In 1907, a Norton motorcycle won the Multi-Cylinder Race at the first Touring Trophy on the Isle of Man, and Norton motorcycles enjoyed racing success and set new speed records consistently before and after World War I and into the 1930's. As late as 1992, a Norton motorcycle won the Senior Touring Trophy on the Isle of Man. To this day, the Company believes the Norton name continues to be known throughout the world, as evidenced by the many Norton owners clubs throughout the United States, the United Kingdom, Europe, and elsewhere.

    Most of the design of the Initial Product Line has been completed, the development of the Manx and the Nemesis has been substantially completed, and the remaining development of the Initial Product Line is to be completed, by the firm of Melling Consultancy Design Limited of Rochdale, England ("MCD") under existing long-term contracts with the Company. The owner of MCD, Mr. Al Melling, is a director of the Company. Mr. Melling has designed numerous automobile engines, and designed enhancements for many others, working for such firms as General Motors, Porsche, Ferrari, Lamborghini, Alfa Romeo and various Japanese motorcycle manufacturers. Mr. Melling has recently achieved prominence in the engine design industry as the designer of a V8 engine for TVR, a British high performance engine and specialty vehicle manufacturer, and a Formula 1 V10 engine for Lola, a British designer of high performance motor sport vehicles.

    The Company anticipates assembling the Initial Product Line at its production facility in Shenstone, England, which was acquired as part of the Norton Asset Acquisition (as defined herein). The Company intends to upgrade and renovate this facility during the fourth quarter of 1998. The Company believes that the Shenstone facility currently has the capacity for high volume production of the Initial Product Line and has the capability to accommodate anticipated production levels.

    The Company intends to market and distribute its products internationally through a combination of dealers and country-wide and/or regional distributors. The Company is currently negotiating terms with potential distributors and dealers in both the United States and abroad. The Company has commenced offering apparel bearing the Norton brand name on its website and anticipates offering a wide variety of apparel and motorcycle accessories through its anticipated motorcycle distributors and dealers.

    The Company acquired all of the rights held by Norton Motorcycles Limited (U.K.) ("NML") to the "Norton" trademarks and tradenames among other assets, in early 1998 (the "Norton Asset Acquisition") from NML, a company in which Aquilini Investment Group ("Aquilini") of Vancouver, Canada, an investment and holding group with extensive business, property and financial interests throughout Canada, was a significant stockholder. The Company is presently being managed by a management team which includes several officers of the current majority shareholders of the Company and Aquilini. This management team is led by Myron Calof, the Chief Executive Officer of the Company and executive vice president of Aquilini and Joseph Novogratz, the President and a founder of the Company.

    The Company was initially incorporated in October 1995 as March Motors Limited, a United Kingdom corporation, and was reorganized as a Minnesota corporation in August 1996. The Company's executive offices are currently located at 14252 23rd Avenue North, Plymouth, Minnesota 55447-4910, and its telephone number is (612) 694-9880. The Company's website can be accessed at www.nortonmotorcycles.com. Information contained on the Company's website will not be deemed to be a part of this Prospectus.

    The following registered and unregistered trademarks of the Company are used in this Prospectus:

        "Norton," "Nemesis," "Manx," "Commando," "International" and "Atlas"

                                  THE OFFERING

Securities Offered...........................  3,000,000 shares of Common Stock.
Common Stock Outstanding Prior to this
  Offering...................................  8,611,094 shares(1)
Common Stock to be Outstanding After this
  Offering...................................  11,611,094 shares(1)
Use of Proceeds..............................  The Company intends to use the net proceeds of this Offering (i) to repay certain
                                               indebtedness of the Company, (ii) for funding
                                               research and development costs, (iii) for
                                               sales and marketing costs, (iv) for capital
                                               expenditures, (v) for the purchase of
                                               motorcycle components and inventory, (vi) for
                                               intellectual property filing costs and
                                               expenses related thereto, and (vii) for
                                               working capital and general corporate
                                               purposes. See "Use of Proceeds."
Risk Factors.................................  An investment in the Shares offered hereby involves a high degree of risk and immediate
                                               and substantial dilution and should be made
                                               only by investors who can afford the loss of
                                               their entire investment. See "Risk Factors"
                                               and "Dilution."
Proposed American Stock Exchange Symbol:
  Common Stock...............................  NRN

------------------------

(1) Excludes (i) 2,193,597 shares of Common Stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.65 per share, all of which are currently exercisable and (ii) 687,500 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's 1997 Incentive and Stock Option Plan with a weighted average exercise price of $5.45 per share, of which options to purchase 487,500 shares are currently exercisable and options to purchase 62,500 shares are available for future grants. See "Management--1997 Incentive and Stock Option Plan" and Note 6 of the Notes to Financial Statements

                             SUMMARY FINANCIAL DATA

                                      OCTOBER 12,                                                                FROM
                                         1995                      SIX MONTHS                                  INCEPTION
                                      (INCEPTION)                     ENDED          THREE MONTHS ENDED       OCTOBER 12,
                                          TO        YEAR ENDED      DECEMBER              MARCH 31              1995 TO
                                       JUNE 30,      JUNE 30,          31,       --------------------------    MARCH 31,
                                         1996          1997          1997(1)        1997          1998           1998
                                      -----------  -------------  -------------  -----------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Costs and expenses:
  Research and development
    expense.........................     $529,996       $903,901     $1,557,219     $264,343       $314,127     $3,305,243
  General and administrative
    expense.........................      153,564        354,962        443,944       37,692        342,612      1,295,082
  Other expenses(2).................      --            --              254,595      --           1,799,349      2,053,944
                                      -----------  -------------  -------------  -----------  -------------  -------------
                                          683,560      1,258,863      2,255,758      302,035      2,456,088      6,654,269
  Interest expense..................      136,600         11,217         33,826       11,217         38,327        219,970
                                      -----------  -------------  -------------  -----------  -------------  -------------
    Net (loss)......................  $  (820,160) $  (1,270,080) $  (2,289,584) $  (313,352) $  (2,494,415) $  (6,874,239)
                                      -----------  -------------  -------------  -----------  -------------  -------------
                                      -----------  -------------  -------------  -----------  -------------  -------------
Pro forma net (loss) per common
  share(3)..........................                      $(0.16)        $(0.26)                     $(0.27)
                                                   -------------  -------------               -------------
                                                   -------------  -------------               -------------
Shares of Common Stock used for
  purpose of computing pro forma net
  (loss) per share(3)...............                   8,006,692      8,972,275                   9,210,037

                                                                                    MARCH 31, 1998
                                                                      -------------------------------------------
                                                                                                    PRO FORMA AS
                                                                         ACTUAL      PRO FORMA(4)   ADJUSTED(4)(5)
                                                                      -------------  -------------  -------------
BALANCE SHEET DATA:
Working capital (deficiency)........................................  $  (4,268,742) $  (1,953,736)  $13,206,264
Total assets........................................................      1,802,377      2,790,371    14,894,971
Total liabilities...................................................      4,366,222      2,958,216       --
Stockholders' equity (deficit)......................................     (2,563,845)      (167,845)   14,894,971

------------------------

(1) In the fourth quarter of 1997 the Company changed its reporting year from June 30 to December 31.

(2) Other expenses include the write-off of deposits related to a proposed acquisition during the six months ended December 31, 1997, expenses related to the settlement of a royalty and product distribution agreement, and certain expenses associated with the Norton Asset Acquisition during the three months ended March 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation", "Certain Transactions" and Financial Statements and Notes thereto.

(3) Computed on the basis described in Note 1 to the Financial Statements of the Company

(4) Gives pro forma effect to (i) the conversion of $2,516,000 aggregate principal amount of certain debentures into 1,258,000 shares of Common Stock, (ii) the issuance of 166,666 shares of Common Stock in connection with a royalty settlement with MCD, (iii) the repurchase for $120,000 of 90,000 shares of Common Stock and warrants to purchase 90,000 shares of Common Stock from a former director of the Company, (iv) the repurchase for $180,000 of certain product distribution rights from a former director of the Company, (v) the issuance of an additional $1,207,000 of principal amount of Series A 1998 10% Notes (the "Series A Notes") subsequent to March 31, 1998 (the "1998 Financing") and (vi) a purchase price adjustment in connection with the Norton Asset Acquisition as evidenced by the issuance of an additional $80,994 of principal amount of Series A Notes. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Certain Transactions."

(5) Gives effect on a pro forma as adjusted basis to the sale of 3,000,000 shares of Common Stock offered hereby at the assumed initial public offering price of $6.00 per Share and the initial application of the net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

    AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION, THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE PURCHASING THE SHARES OFFERED HEREBY.

LIMITED OPERATING HISTORY; WORKING CAPITAL DEFICIT; ACCUMULATED DEFICIT AND
  ANTICIPATED FUTURE LOSSES

    The Company is a development stage company and has only a limited operating history upon which evaluation of its prospects can be made. The Company has not had any sales to date and does not anticipate motorcycle sales until late 1998, at the earliest. As of March 31, 1998, the Company had a working capital deficiency of $4,268,742 and an accumulated deficit of $6,874,239. As a development stage company, the success of the Company will be affected by expenses, operational difficulties and other factors frequently encountered in the development of a new business enterprise in a competitive environment, many of which may be beyond the Company's control. The Company expects operating losses and negative operating cash flow to increase as its product development, marketing and sales, manufacturing and administrative functions expand prior to and during the initial stage of motorcycle sales. There can be no assurance that the Company will ever generate motorcycle sales or become profitable. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and Financial Statements and Notes thereto.

MOTORCYCLE MANUFACTURING RISK; NO MANUFACTURING HISTORY

    Production of motorcycles by the Company is dependent upon establishing a motorcycle production line, engaging reliable suppliers to manufacture components for the Company's products, hiring additional engineering and manufacturing personnel and completing the development of the Nemesis, Manx, Commando, International and Atlas. Factors that may affect the successful completion of such items include delays and problems in establishing the motorcycle production line, the inability of the Company to locate competent suppliers or obtain adequate quantities of components and supplies at reasonable costs, the inability of the Company to hire additional qualified personnel and the inability of the Company's engineering and manufacturing staff to design, engineer and produce the Company's motorcycles. In addition, in order for the Company to be successful, its products must be manufactured to meet high quality standards in commercial production. The Company has never attempted to manufacture motorcycles. The transition to commercial production will involve various risks and uncertainties that may not be apparent at this time and there can be no assurance that the Company will be able to successfully react to unanticipated difficulties. Any failure by the Company to successfully commercially produce motorcycles, or delays in the anticipated introduction date of the Company's motorcycles, could have a material adverse effect on the Company. See "Business--Manufacturing and Suppliers."

MARKET ACCEPTANCE

    The Company's success will depend upon market acceptance of its motorcycles. Market acceptance depends upon the ability of the Company to maintain its intended brand image and reputation for high quality and to differentiate its products from its competitors. There can be no assurance that the Company's proposed or future products will be perceived as being of high quality and differentiated from such other products, or that the Company will be successful in maintaining its intended brand image. Any failure relating to market acceptance of its motorcycles could have a material adverse effect on the Company. See "Business."

COMPETITION

    The marketing and sale of motorcycles is competitive worldwide, and many of the established motorcycle manufacturers have substantially greater financial, personnel, marketing and other resources than those of the Company. The Company's competitors may be able to develop products comparable or superior to those to be offered by the Company or adapt more quickly than the Company to new technologies or evolving customer requirements. There can be no assurance the Company will be able to compete successfully against current and future competitors, or that the competitive pressures faced by the Company will not adversely affect its operations and business. The Company will operate in a competitive environment against established motorcycle manufacturers such as Harley-Davidson, Inc., ("Harley-Davidson"), BMW Group, Ducati Motor S.p.A., Honda Motor Co., Ltd., Kawasaki Motors Corp., U.S.A. and Moto Guzzi in addition to other manufacturers who have recently entered the industry, and a number of small companies who build motorcycles from non-proprietary parts. See "Business--Competition."

TECHNOLOGICAL CHANGES; POSSIBLE OBSOLESCENCE

    The motorcycle industry and marketplace involves frequent technological and design changes and innovations, including changes in customer tastes, frequent new product introductions and evolving industry design and performance standards. The Company's future success will depend in part upon its ability to develop and introduce new products and features which meet changing customer requirements and emerging industry standards on a timely basis. There can be no assurance that the Company will successfully complete the development or introduction of new products on a timely basis. Failure by the Company to anticipate or respond to such technological or design changes and advances could have a material adverse effect on the Company. Moreover, there can be no assurance that the Company's technological innovations and intended product design and performance will not be made obsolete by competitors employing alternative or more advanced technologies than those used by the Company. There also can be no assurance that competitors of the Company will not copy and incorporate any successful features developed by the Company, or that they will not develop features and components technologically superior to those of the Company, and there can be no assurance that such developments by others will not render the Company's proposed motorcycles utilizing carbon fiber or other component technologies noncompetitive or obsolete.

RISKS ASSOCIATED WITH RAPID EXPANSION

    The Company's proposed expansion is expected to place a strain on its management, administrative, operational, financial and other resources. The Company's successful expansion will be largely dependent upon its ability to maintain its operating margins, successfully market new products, hire and retain skilled management, marketing and other personnel and successfully manage growth (including monitoring operations, controlling costs and maintaining effective management and credit controls). The Company has no experience in effectuating rapid expansion or in managing a broader and more dispersed range of services and operations. There can be no assurance that the Company will be able to successfully expand its operations or manage growth. The Company expects that the expenses related to the planned expansion generally will precede the Company's realization of the benefits, if any, of such expansion. Accordingly, the Company expects that the incurrence of these expenses will adversely affect the Company's financial condition and results of operations prior to the Company's realization of the benefits, if any, of any expansion. There can be no assurance that the Company's systems, procedures or controls will be adequate to support its current or future operations or that the Company's management will be able to manage the expansion and still achieve the rapid execution necessary to exploit fully the market for the Company's motorcycles. If the Company were to not manage its expansion effectively, it could have a material adverse effect upon the Company.

    As the Company moves closer to commercial production of motorcycles, there will be increasing demands on the Company's management, operational and financial resources. Successful management of growth will require the Company to constantly improve its management abilities and production processes. In addition, commercial production of motorcycles will depend on the ability of the Company to hire additional qualified personnel and the ability of the Company's management to integrate such persons into the Company. Competition is intense for highly skilled workers, and there can be no assurance that the Company will be successful in attracting, training and retaining such personnel.

DEPENDENCE ON ONE PRODUCTION FACILITY

    It is anticipated that all of the Company's products will be assembled at the Company's Shenstone, England facility acquired in connection with the Norton Asset Acquisition. The Company intends to upgrade and renovate this facility during the fourth quarter of 1998. The Company could be adversely affected in the event the renovation is delayed, if there is material damage to the Company's production facility or if the facility were unable to assemble motorcycles, for any reason. See "Business--Facilities."

POSSIBLE NEED FOR ADDITIONAL FINANCING

    The Company's capital requirements have been and will continue to be significant. The Company requires the net proceeds of this Offering to complete the design, development and production of its Initial Product Line and to continue research and development of additional motorcycle models. The Company anticipates that the net proceeds of this Offering will be adequate to enable it to meet its capital and operational requirements for at least the 12 months following the date of this Prospectus. However, (i) if the Company's estimates of the amount of financing needed to commence production of such motorcycles are incorrect due to unanticipated additional costs of upgrading, renovating and equipping the Company's production facility, (ii) if unanticipated problems in the development or production of the Company's motorcycles occur, (iii) if labor costs, costs of motorcycle parts and raw materials, marketing and dealer network development expenses or rates of consumption of available cash resources are higher than anticipated or (iv) if other unanticipated events occur, then the Company may need additional equity or debt financing in excess of the net proceeds of this Offering prior to or shortly after commencement of production of its Initial Product Line. In addition, the lack of an operating history on which to base forecasts creates a substantial possibility that the Company's forecasts of operating revenue will prove to be inaccurate. For this and a variety of other reasons, the Company may require additional capital. The Company has no commitment from others to provide additional capital and there can be no assurance that such funding will be available when needed, or if available, that its terms will be favorable or acceptable to the Company. Significant additional dilution may be incurred by investors in this Offering as a result of additional equity financing. New investors may seek and obtain significantly better terms than those granted to present investors. Should the Company be unable to obtain additional capital, when and if needed, it could be forced to either curtail operations or cease business activities altogether.

DEPENDENCE ON SUPPLIERS

    The Company will rely on outside vendors to supply substantially all of the proprietary and non-proprietary components used to manufacture its motorcycles. For certain of the components, the Company may from time to time rely on single sources of supply. Such reliance involves a number of significant risks, including the unavailability of or interruptions in delivery of such components, manufacturing delays caused by such unavailability or interruptions and fluctuations in the quality and price of such components. Any significant adverse variation in the quantity, quality or cost of such components manufactured by outside vendors, especially single-source vendors, could materially adversely affect the Company. The Company anticipates that it will purchase a number of its components from foreign vendors. In addition to the risks of dependence on suppliers described above, the risks of dependence on foreign suppliers include currency fluctuations affecting the value of goods purchased, trade restrictions, changes in tariffs and difficulties of enforcing supply arrangements. See "Business--Manufacturing and Suppliers."

DISTRIBUTION NETWORK; ABILITY TO SUPPORT DEALERS

    The Company does not currently have a dealer network for its motorcycles. Prior to production, the Company will need to attract dealers to sell its motorcycles. There can be no assurance that the Company will be able to attract the number of dealers the Company may need or that such dealers will be successful in selling its motorcycles. In addition, the Company will be required to support its dealers through, among other things, making floor plan financing available through third parties, continuing education about the Company's motorcycles, supplying parts and accessories and training repair personnel. The Company does not have any experience in such dealer support and there can be no assurance that the Company will be able to successfully support its dealer network. If the Company is unable to provide such support, the Company may lose dealers and, consequently, distribution of its motorcycles would be adversely affected, which would have a material adverse effect on the Company. See "Business--Sales and Marketing."

DISCRETIONARY PRODUCT

    Purchases of motorcycles, such as the motorcycles that the Company plans to produce, are discretionary for consumers. The success of the Company will be influenced by a number of economic factors affecting discretionary consumer income, such as employment levels, business conditions, interest rates and taxation rates, which are beyond the Company's control. Adverse economic changes affecting these factors may restrict consumer spending and thereby adversely affect the Company's growth and profitability.

RISK OF DEFECTS

    The Company's motorcycles may encounter unanticipated defects. Such defects could give rise to recalls of the Company's motorcycles and adversely affect their market appeal. Such recalls or other defects would be costly to the Company and could have a material adverse effect on the Company. Although the Company has substantially completed the design and development for two of the motorcycles in the Initial Product Line, commercial production has not commenced. Accordingly, there can be no assurance that any motorcycle model offered by the Company will operate as designed.

PRODUCT LIABILITY RISK

    Given the nature of the Company's products, the Company expects that it will be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse effect on the Company. Although the Company intends to obtain adequate insurance coverage prior to commencing commercial production, there can be no assurance that the Company will be able to secure or maintain adequate liability insurance to cover all product liability claims at a reasonable cost. The Company may therefore be required to self insure a portion of its product liability risk. Particularly, as a new market entrant, any large product liability suits occurring early in the Company's operations may significantly adversely affect the Company's ability to market its motorcycles and could have a material adverse effect upon the Company.

DEPENDENCE UPON KEY PERSONNEL

    The Company has assembled the key members of its management team and intends to hire additional members as needed. The success of the Company will be materially dependent upon the services and efforts of these and other members of its executive management team. The Company has entered into employment agreements with certain of its key officers, including Joseph Novogratz and Myron Calof. In addition, the Company has entered into certain agreements with Al Melling, the owner of MCD and a director of the Company. There can be no assurance that such persons will continue to perform services for the Company. In addition, as a development stage company, the Company has had in the past, and expects in the future to have, management turnover as the Company develops its management team. The unavailability or loss of the services of Joseph Novogratz, Myron Calof, Al Melling or any other members of the Company's management could have a material adverse effect on the Company. Each of Messrs. Novogratz and Calof currently have other business interests, and intend to continue apportioning their time between the Company and such other interests, as required. The Company is currently conducting a search for a new chief executive officer and president. See "Management--Employment Agreements" and "Business--Prime Contractor Development Agreements."

UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS

    The Company will rely upon a combination of patent, trade secret, trademark and copyright law to protect its intellectual and proprietary property rights from unauthorized use and copying by others. Although the Company intends to apply for design and utility patents, no such patents have been applied for, nor have patentability searches been conducted as of the date of this Prospectus. Several of the Company's trademarks are registered in the United States and in other countries, and registration of other marks is being sought. However, there can be no assurance that the means utilized by the Company to protect its intellectual property rights will be adequate, or that any protection of proprietary rights ultimately obtained by the Company will afford any meaningful protection for its motorcycles or its competitive position in the industry. In general, failure by the Company to obtain adequate protection for its proprietary rights and technology could have a material adverse effect on the Company.

    Patent applications in the United States are currently maintained in secrecy until a patent issues, and in many other countries, are not published until eighteen months after the home-country filing date. Therefore, even after completing patentability searches, the Company cannot be certain that others have not already filed patent applications for technology corresponding to the Company's technology, or that such pending applications will not prevent the Company from securing patents on its technology.

    Moreover, patents issuing to competitors on such pending patent applications may dominate the Company's patent rights. Under such circumstances, the Company may have to pay royalties to use its own technology, or may even be precluded from using such technology, if the owner of a dominating patent refuses to grant a license. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or commercial advantage to the Company.

    The Company also relies on trade secrets and proprietary know-how which it plans to protect, in part, through confidentiality agreements with employees, consultants, collaborative partners and others. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any such breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors.

    The Company acquired all of the rights to the Norton tradenames and trademarks in the Norton Asset Acquisition from NML. To the extent NML did not have exclusive rights to the Norton trademarks and tradenames, the Company does not have any additional rights. There can be no assurance that the Company acquired exclusive rights to the Norton tradenames and trademarks in the Norton Asset Acquisition.

    The Company believes that it has the right to use the trademark "Norton" in the United States, the United Kingdom, Canada, Australia, India, and portions of Europe, Asia, Africa and South America in connection with the sale of motorcycles and ancillary products. The ability of the Company to use the trademark "Norton" in certain European countries is less certain. In 1988, the predecessor to NML formed a joint venture in Germany wherein the predecessor acquired a 50% interest in the German joint venture Norton Motors Deutschland GMBH ("GMBH") and a German partner acquired the remaining 50%. In due course, GMBH registered trademarks on the word "Norton" in certain European countries, including Italy, Germany, Switzerland, France, Belgium, Luxembourg and the Netherlands. Upon NML acquiring the assets of its predecessor, certain formalities required for the transfer of the German joint venture interest may not have been followed, and subsequently disputes arose between the German partner and NML. The Company is currently in negotiations which it believes will enable it to utilize the trademark "Norton" in those countries. There can be no assurance that the Company will be able to successfully negotiate an agreement by which it will be able to utilize the trademark "Norton" in such countries. The Company is currently developing alternative trademark strategies to enable the Company to sell its products in these countries. If the Company is unsuccessful in negotiating an acceptable agreement, the Company may not be permitted to sell products in such countries under the trademark "Norton," which may have a material adverse effect on the Company.

    The Company also believes that it has the exclusive right to use certain other word and design trademarks (the "Model Marks") to identify all models of the motorcycles it intends to sell and in connection with ancillary products. GMBH has not claimed any rights to the Model Marks, and the Company does not believe that there is any basis for such a claim or that GMBH would make such a claim. Given the Company's actual use of trademarks to enhance the Company's brand names and marketing appeal of its motorcycles, a successful challenge to its use of the trademark "Norton" and/or any of the Model Marks in connection with motorcycles and ancillary products would adversely affect the Company's business. Although the Company intends to vigorously defend its intellectual property rights, if necessary, litigation could be costly and consume resources of the Company, thereby adversely affecting operating results. See "Business--Patents and Proprietary Rights."

    The Company attempts to avoid infringing known proprietary rights of third parties in its product development efforts. However, the Company has not conducted and does not conduct comprehensive patent or trademark searches to determine whether it infringes patents or other proprietary rights held by third parties. If the Company were to discover that its products violate third-party proprietary rights, there can be no assurance that it would be able to obtain licenses to continue offering such products without substantial reengineering or that any effort to undertake such reengineering would be successful, that any such licenses would be available on commercially reasonable terms, if at all, or that litigation regarding alleged infringement could be avoided or settled without substantial expense and damage awards. Any claims against the Company relating to the infringement of third-party proprietary rights, even if not meritorious, could result in the expenditure of significant financial and managerial resources and in injunctions preventing the Company from distributing certain products. Such claims could materially adversely affect the Company.

GOVERNMENT REGULATION

    The Company must comply with numerous federal, state and foreign regulations governing environmental and safety factors with respect to its motorcycles, which generally relate to air, water and noise pollution, as well as various safety matters. Any failure by the Company to obtain the necessary certifications or authorizations required by such governmental standards, or to maintain them, would have a material adverse effect on the Company. In the United States, motorcycles are subject to rigorous regulation by the Environmental Protection Agency ("EPA"). If the Company fails to comply with applicable requirements, it may be subject to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution of the Company or its officers and employees, injunctions, product seizure or detention, product recalls and total or partial suspension of production.

    Motorcycles are also subject to the provisions of the National Traffic and Motor Vehicle Safety Act and the rules promulgated thereunder by the National Highway Traffic Safety Administration ("NHTSA"). The Company could be forced to recall its motorcycles if they fail to satisfy all applicable safety standards administered by the NHTSA.

    Even if required EPA and NHTSA compliance has been obtained with respect to a product, foreign regulatory approval of a product must be obtained prior to marketing the product internationally. Foreign approval varies from country to country and the time required for approval may delay or prevent marketing. In certain instances the Company may seek approval to market and sell certain of its products outside of the United States before submitting an application for United States approval to the EPA or NHTSA. The regulatory procedures for approval of new motorcycles vary significantly among foreign countries. The testing requirements and the time required to obtain foreign regulatory approvals may differ from that required for EPA or NHTSA approval. Although there is now a centralized European Union ("EU") approval mechanism in place, each EU country may nonetheless impose its own procedures and requirements, some of which are stricter than in the United States and many of which are time consuming and expensive, and some EU countries require price approval as part of the regulatory process. Thus, there can be substantial delays in obtaining the required approvals of the Company's proposed products from both the EPA and NHTSA and foreign regulatory authorities after the relevant applications are filed, and approval in any single country may not be a meaningful indication that the product will thereafter be approved in another country.

    The Company is also subject to regulation under various federal, state and foreign regulations regarding, among other things, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. The Company believes that its proposed designs currently meet all known applicable regulations. See "Business--Government Regulation."

RISKS OF INTERNATIONAL SALES

    The Company believes a significant portion of its sales will be made in foreign markets. As a result, the Company will be subject to various inherent risks from overseas operations including unexpected changes in regulatory requirements, fluctuations in currency exchange ratios, longer payment cycles, difficulties or delays in collecting accounts receivable, import and export restrictions and tariffs, compliance with various foreign laws and tax consequences, difficulties with protection of proprietary rights and exposure to increased political and economic instability. Such limitations and interruptions could have a material adverse effect on the Company. See "Business--Motorcycle Industry and Market" and "Business--Sales and Marketing."

SUBSTANTIAL CONTROL BY OFFICERS, DIRECTORS AND THEIR AFFILIATES

    Following this Offering, the Company's officers and directors and their affiliates will beneficially own or control approximately 18.6% of the outstanding shares of Common Stock. Accordingly, such officers, directors and their affiliates may be able to influence the outcome of stockholder votes, including votes concerning election of directors, adoption of amendments to the Company's Articles of Incorporation and Bylaws and approval of mergers and other significant corporate transactions. See "Principal Stockholders."

CONFLICTS OF INTEREST

    Several transactions have occurred between the Company and its directors or MCD which present a potential conflict of interest. Al Melling, a director of the Company, is also the owner of MCD, the Company's prime development contractor. MCD does not work exclusively for the Company, and therefore may have the opportunity to supply designs and other services to the Company's competitors. There can be no assurance that such conflicts of interest will not have a material adverse effect on the Company. See "Certain Transactions."

POTENTIAL ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE

    Future sales of Common Stock by shareholders and option holders could have an adverse effect on the market price of the Shares. Upon completion of this Offering, the Company will have 11,611,094 shares of Common Stock outstanding, of which the 3,000,000 Shares offered hereby will be transferable without restriction under the Securities Act. The Company, its officers and directors and all holders of outstanding shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, including the Company's 10% Convertible Subordinated Debentures, Series 1997 due September 30, 2000 (the "Series 1997 Debentures"), have entered into contractual arrangements (the "Lock-Up Agreements") and have agreed not to, directly or indirectly, issue, offer to sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any such shares or securities or any beneficial interest therein for a period of 13 months following the date of this Prospectus (and with respect to 125,000 of such shares for a period of 24 months following the date of this Prospectus)(the "Lock-Up Period") without the prior written consent of the Representative. As a result, notwithstanding the possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701 under the Securities Act, shares of Common Stock subject to the Lock-Up Agreements will not be saleable until the Lock-Up Period expires or the terms of the Lock-Up Agreements are waived by the Representative. Assuming that the Representative does not release the shareholders from the Lock-Up Agreements, after the Lock-Up Period, all of the shares of Common Stock subject to this restriction will be eligible for sale in the public market. Of such shares of Common Stock, 4,707,928 shares of Common Stock will be eligible for sale under Rule 144 (subject to volume limitations imposed by such rule), 3,903,166 shares of Common Stock will be eligible for sale under Rule 144(k) of the Securities Act, and 687,500 shares of Common Stock will be eligible for sale under Rule 701 of the Securities Act. In addition, 550,000 shares of Common Stock and an additional 550,000 shares issuable upon exercise of outstanding warrants are subject to registration rights. Furthermore, the Company intends to register on Form S-8 under the Securities Act, as soon as possible after the date of this Prospectus, shares of Common Stock issuable under options granted under the 1997 Incentive and Stock Option Plan. Such registration becomes effective immediately upon its filing with the Securities and Exchange Commission (the "Commission"). As of the date of this Prospectus, options to purchase a total of 687,500 shares of Common Stock were outstanding and options to purchase an additional 62,500 shares of Common Stock were reserved for future issuance under the 1997 Incentive and Stock Option Plan. See "Management--1997 Incentive and Stock Option Plan," and "Description of Securities--Registration Rights."

    No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time. The sale or issuance, or the potential for sale or issuance, of Common Stock after the Lock-Up Period could have an adverse impact on the market price of the Common Stock. See "Underwriting" and "Shares Eligible for Future Sale."

LIMITED EXPERIENCE OF REPRESENTATIVE

    The Representative commenced operations in July 1997 and has co-managed two public offerings of securities as managing underwriter and participated in an additional two public offerings of securities as an underwriter. Accordingly, the Representative has limited experience as an underwriter of public offerings of securities.

MANAGEMENT'S DISCRETION IN USE OF PROCEEDS

    Approximately $4.16 million or approximately 28% of the estimated net proceeds of this Offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's Board of Directors will have discretion with respect to the allocation of such net proceeds.

IMMEDIATE AND SUBSTANTIAL DILUTION

    Based upon the pro forma net tangible book value of the Company at March 31, 1998, and based upon an assumed initial public offering price of $6.00 per Share, investors in this Offering will suffer an immediate and substantial dilution of their investment of $4.76 per Share. See "Dilution."

NO DIVIDENDS

    The Company has never declared or paid cash dividends on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future. Accordingly, investors should not purchase the Shares with a view towards the receipt of dividends. See "Dividend Policy."

ANTI-TAKEOVER CONSIDERATIONS

    As a Minnesota corporation, the Company is subject to certain anti-takeover provisions of the Minnesota Business Corporation Act (the "MBCA"). Certain provisions of the MBCA could have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the then prevailing market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock. Among other things, the Articles of Incorporation will be amended prior to the effective date of the Offering to allow the Board of Directors to issue up to five million shares of Preferred Stock and fix the rights, privileges and preferences of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. See "Description of Securities."

LIMITATION OF LIABILITY OF DIRECTORS TO STOCKHOLDERS

    The Company has included in its By-laws a provision to indemnify its directors and officers and advance litigation expenses to the fullest extent permitted or required by Minnesota law, including circumstances in which indemnification is otherwise discretionary. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to such indemnification provisions, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    The Company has adopted in its Articles of Incorporation a provision that limits the personal liability of a director for breach of the director's fiduciary duty, except under certain circumstances involving any breach of the director's duty of loyalty to the Company or its shareholders, acts or omissions not made in good faith or that involve intentional misconduct or a knowing violation of law, any unlawful acts under Sections 302A.559 or 80A.23 of the MBCA, or any transaction from which a director derives an improper personal benefit.

ABSENCE OF PUBLIC MARKET; DETERMINATION OF PUBLIC OFFERING PRICE; POSSIBLE
  VOLATILITY OF STOCK PRICE

    There is currently no public market for the Shares and there can be no assurance that an active trading market will develop in the Shares or, if developed, be sustained after this Offering. The initial public offering price of the Shares will be determined by negotiation between the Company and the Representative and will not necessarily relate to or reflect the Company's assets, book value, results of operations or any other established criteria of value. For factors that may be considered in determining the initial public offering price, see "Underwriting." After completion of this Offering, the market price of the Shares could be subject to significant fluctuations in response to various factors and events, including the liquidity of the market for the Shares, variations in the Company's operating results, new statutes or regulations or changes in the interpretation of existing statutes or regulations affecting the motorcycle or automobile industries. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These market fluctuations also may adversely affect the market price of the Shares.

POTENTIAL LITIGATION LIABILITY

    The Company was previously party to an agreement (the "Agreement") with Tom's GB Limited, a United Kingdom corporation ("Tom's"), pursuant to which the Company was to acquire 100% of the outstanding common stock of Tom's. The Company terminated the Agreement on February 27, 1998 pursuant to the terms of the Agreement, and has made a claim against Tom's for a return of the refundable portion of its deposit in the amount of $100,000. Although the Company believes that the Agreement was terminated pursuant to its terms, there can be no assurance that Tom's will not dispute such termination of the Agreement by the Company and commence an action for damages against the Company. In the event Tom's were to prevail in an action against the Company, there can be no assurance the amount of judgment, if any, would not be material.

PORTION OF OFFERING PROCEEDS BENEFITTING MANAGEMENT AND CERTAIN STOCKHOLDERS

    A portion of the net proceeds to the Company from the sale of the Shares offered hereby will be used to (i) pay certain deferred compensation to Joseph Novogratz, President of the Company, pursuant to his employment agreement, (ii) repay certain notes payable held by Mr. Novogratz, (iii) pay certain fees owed to Global Coin Corporation ("GCC"), pursuant to its consulting agreement with the Company and (iv) repay certain notes payable held by GCC. See "Use of Proceeds," "Management--Employment Agreements" and "Certain Transactions."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS.

    This Prospectus contains certain forward-looking statements, including, without limitation, the plans and objectives of management for future products and future operations. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of the Company's strategy, the assumption that the motorcycle industry will not change materially or adversely, and that there will be no unanticipated material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, particularly in view of the Company's early stage of operations, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                USE OF PROCEEDS

    The net proceeds to be received by the Company from the sale of the 3,000,000 Shares offered hereby, assuming an initial public offering price of $6.00 per Share, are estimated to be approximately $15.16 million (approximately $17.5 million if the Over-Allotment Option is exercised in full) after deducting underwriting discounts and commissions and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds as follows:

                                                                                    NET PROCEEDS   PERCENT OF TOTAL
                                                                                    -------------  -----------------
Repayment of certain indebtedness.................................................  $   2,900,000             19%
Research and development expenditures.............................................        900,000              6%
Sales and marketing expenditures..................................................        500,000              3%
Capital expenditures..............................................................      1,100,000              7%
Motorcycle components and inventory...............................................      5,000,000             33%
Intellectual property expenditures................................................        300,000              2%
Regulatory approval...............................................................        300,000              2%
Working capital and general corporate purposes....................................      4,160,000             28%
                                                                                    -------------            ---
                                                                                    $  15,160,000            100%
                                                                                    -------------            ---
                                                                                    -------------            ---

    REPAYMENT OF CERTAIN INDEBTEDNESS. The Company plans to apply approximately $2,900,000 to repay certain indebtedness, including (i) $1,510,247 to repay principal of Series A 1998 Notes issued from March 1998 to June 12, 1998, (ii) $1,150,000 to repay principal of the Norton Note (as defined herein) issued in March 1998 and (iii) $228,153 to repay principal of the Series C 1998 Note issued in March 1998, each bearing interest at a rate of 10% per annum, and due on the closing of this Offering. See "Description of Securities", "Certain Transactions", and "Management's Discussion and Analysis and Plan of Operation."

    RESEARCH AND DEVELOPMENT EXPENDITURES. The Company expects to apply approximately $900,000 to complete development of all five models of the Company's Initial Product Line. See "Business--The Company's Motorcycles."

    SALES AND MARKETING EXPENDITURES. The Company plans to use approximately $500,000 for product marketing and sales efforts, including establishing a sales force of experienced marketing personnel, performing market research, product advertising and promotion, attending trade shows, implementing a Norton racing program, selecting domestic and international dealers and distributors and other general marketing and sales support activities. See "Business--Sales and Marketing."

    CAPITAL EXPENDITURES. The Company intends to apply approximately $1,100,000 for capital expenditures including (i) approximately $500,000 to renovate and upgrade the Company's production facility; (ii) approximately $400,000 to acquire manufacturing tooling for the various motorcycle models targeted for commercial production in 1998 and 1999; and (iii) approximately $200,000 for purchasing and installing equipment and fixtures in the Company's production facility.

    MOTORCYCLE COMPONENTS AND INVENTORY. The Company plans to apply approximately $5,000,000 to purchase inventories of components and subassemblies from vendors and subcontractors necessary to begin commercial production of the Company's motorcycles.

    INTELLECTUAL PROPERTY EXPENDITURES. The Company expects to apply approximately $300,000 to acquire and preserve proprietary intellectual property, including protection and enhancement of current brand names, logos and trademarks, obtaining additional trademarks and related logos, and filing applications for patents on certain technology incorporated into the Company's motorcycles.

    REGULATORY APPROVALS. The Company intends to apply approximately $300,000 to obtain approvals and certifications required by governmental regulations with regard to noise, emissions and safety characteristics of its motorcycles. See "Business--Governmental Regulation."

    WORKING CAPITAL AND GENERAL CORPORATE PURPOSES. The remaining proceeds designated for working capital and general corporate purposes will be available for payment of salaries of management and marketing and production personnel, deferred compensation, consulting fees, financing of accounts receivable, product distribution and administrative support and utilities and general overhead expenses.

    Pending utilization as described above, the net proceeds of this Offering will be invested primarily in United States government securities, short term certificates of deposit, money market funds or other short term interest-bearing investments.

    The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering, based on the current state of its operations, its current plans and current economic conditions. Proceeds may be reapportioned among the categories listed above. The amount and timing of expenditures will vary depending upon a number of factors, including progress of the Company's operations, technical advances and changes in competitive conditions.

    The Company currently anticipates that the net proceeds of this Offering will enable it to meet its operational and capital requirements for at least the 12 months following the date of this Prospectus. However, there can be no assurance that the net proceeds of this Offering will satisfy the Company's requirements for any particular period of time. To the extent capital resources are insufficient to meet future capital requirements, the Company will have to raise additional funds to satisfy the Company's requirements. There can be no assurance that such funds will be available on favorable terms, or at all. See "Risk Factors--Possible Need for Additional Financing."

                                 CAPITALIZATION

    The following table sets forth, as of March 31, 1998, the capitalization of the Company (i) on an actual basis, (ii) on a pro forma basis giving effect to
(a) to the conversion of $2,516,000 in aggregate principal amount of certain convertible debentures into an aggregate of 1,258,000 shares of Common Stock on the date of consummation of this Offering, (b) the issuance to MCD of 166,666 shares of Common Stock in exchange for cancellation of certain royalty payments payable by the Company, (c) the repurchase for $120,000 by the Company of 90,000 shares of Common Stock and warrants to purchase 90,000 shares of Common Stock from a former director of the Company, (d) the 1998 Financing and (e) a purchase price adjustment in connection with the Norton Asset Acquisition as evidenced by the issuance of an additional $80,994 of principal amount of Series A Notes and
(iii) on a pro forma as adjusted basis giving effect to the sale of 3,000,000 Shares offered hereby at an assumed initial public offering price of $6.00 per share, less underwriting discounts and commissions and estimated offering expenses, and the initial application of the net proceeds therefrom. This table should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere herein.

                                                                                   AS OF MARCH 31, 1998
                                                                        ------------------------------------------
                                                                                                     PRO FORMA AS
                                                                           ACTUAL       PRO FORMA      ADJUSTED
                                                                        ------------  -------------  -------------
Convertible subordinated debentures...................................  $  2,516,000  $    --        $    --
                                                                        ------------  -------------  -------------
Notes payable.........................................................     1,600,405      2,888,399       --
                                                                        ------------  -------------  -------------
Stockholders' equity (deficit):
  Preferred Stock, $.10 par value per share, 5,000,000 shares
    authorized, none issued and outstanding (1).......................       --            --             --
  Common Stock, $.01 par value per share, 50,000,000 shares
    authorized; issued and outstanding 7,276,428 actual, 8,611,094 pro
    forma, and 11,611,094 shares pro forma as adjusted (2)............        72,764         86,111        116,111
  Additional paid-in capital..........................................     4,246,030      6,628,683     21,661,499
  Subscription receivable.............................................        (8,400)        (8,400)        (8,400)
  (Deficit) accumulated during the development stage..................    (6,874,239)    (6,874,239)    (6,874,239)
                                                                        ------------  -------------  -------------
Total stockholders' equity (deficit)..................................    (2,563,845)      (167,845)    14,894,971
                                                                        ------------  -------------  -------------
Total capitalization..................................................  $  1,552,560  $   2,720,554  $  14,894,971
                                                                        ------------  -------------  -------------
                                                                        ------------  -------------  -------------

------------------------

(1) Prior to the effective date of this Prospectus, the Company will amend its Articles of Incorporation to provide for the Preferred Stock.

(2) Excludes (i) 2,193,557 shares of Common Stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.65 per share, all of which are currently exercisable and (ii) 687,500 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's 1997 Incentive and Stock Option Plan with a weighted average exercise price of $5.45 per share, of which options to purchase 487,500 shares are currently exercisable and options to purchase 62,500 shares are available for future grants. See "Management--1997 Incentive and Stock Option Plan" and Note 6 of the Notes to Financial Statements.

                                    DILUTION

    The pro forma negative net tangible book value of the Company as of March 31, 1998 was $(707,629), or $(0.08) per share of Common Stock. Pro forma negative net tangible book value per share represents the Company's net tangible assets less total liabilities divided by the number of shares of Common Stock outstanding after giving effect to (i) the conversion of $2,516,000 in aggregate principal amount of certain convertible debentures into an aggregate 1,258,000 shares of Common Stock, (ii) the issuance to MCD of 166,666 shares of Common Stock in exchange for cancellation of certain royalty payments payable by the Company, and (iii) the repurchase for $120,000 by the Company of 90,000 shares of Common Stock and warrants to purchase 90,000 shares of Common Stock from a former director of the Company. After giving effect to the sale of the 3,000,000 shares of Common Stock offered hereby at an assumed initial public offering price of $6.00 per Share and the initial application of the net proceeds therefrom, the Company's pro forma net tangible book value as of March 31, 1998 would have been $14,452,371 or $1.24 per share. This represents an immediate increase in net tangible book value of $1.32 per share to existing stockholders and an immediate dilution of $4.76 per share to investors purchasing the Shares in this Offering. The following table illustrates this pro forma dilution:

Assumed initial public offering price per Share..............................             $    6.00
Pro forma net negative tangible book value per Share before Offering.........  $   (0.08)
Increase in net tangible book value per Share attributable to Offering.......       1.32
                                                                               ---------
Pro forma net tangible book value per Share after Offering...................                  1.24
                                                                                          ---------
Dilution per Share to new investors..........................................             $    4.76
                                                                                          ---------
                                                                                          ---------

    The computations in this table set forth above assume that the Over-Allotment Option is not exercised. If the Over-Allotment Option in exercised in full, the pro forma net tangible book value as of March 31, 1998 would have been $16,792,371 or $1.39 per share of Common Stock, resulting in dilution to new investors of $4.61 per share of Common Stock.

    The following table sets forth, on a pro forma basis as of March 31, 1998, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and the new investors purchasing Shares from the Company in this Offering (before deducting estimated underwriting discounts and offering expenses):

                                                     SHARES PURCHASED          TOTAL CONSIDERATION
                                                 -------------------------  --------------------------  AVERAGE PRICE PER
                                                    NUMBER       PERCENT       AMOUNT        PERCENT          SHARE
                                                 ------------  -----------  -------------  -----------  -----------------
Existing Stockholders..........................     8,611,094        74.2%  $   5,756,889        24.2%      $    0.67
Investors in this Offering.....................     3,000,000        25.8      18,000,000        75.8%      $    6.00
                                                 ------------       -----   -------------       -----
      Total....................................    11,611,094       100.0%  $  23,756,889       100.0%
                                                 ------------       -----   -------------       -----
                                                 ------------       -----   -------------       -----

                                DIVIDEND POLICY

    The Company has never paid any cash dividends on its Common Stock and it is currently the intention of the Company not to pay cash dividends on its Common Stock for the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of the Company's business. Any future declaration of cash dividends will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions, contractual provisions and other pertinent factors.

                            SELECTED FINANCIAL DATA

    The following table presents selected statement of operations and balance sheet data for the periods presented. The selected statement of operations data for the period from October 12, 1995 (inception) to June 30, 1996 have been derived from the Company's financial statements, which have been audited by Stirtz Bernards Boyden Surdel & Larter, independent auditors, and are included elsewhere in this Prospectus. The selected statement of operations data for the year ended June 30, 1997 and for the six months ended December 31, 1997, and the selected balance sheet data as of June 30, 1997 and December 31, 1997 have been derived from the Company's Financial Statements, which have been audited by Pannell Kerr Forster PC, independent auditors, and are included elsewhere in this Prospectus. The selected balance sheet data as of March 31, 1998 and the selected statement of operations data for the three months ended March 31, 1998 and 1997 and for the period from October 12, 1995 (inception) to March 31, 1998 have been derived from the Company's unaudited financial statements, which are included elsewhere in this Prospectus. In the opinion of management, such data for such interim periods presented below includes all adjustments (consisting only of normal, recurring accruals) necessary to present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated on a basis consistent with the audited Financial Statements. The results for any interim period are not necessarily indicative of results for a full year. The selected financial data set forth below is qualified in its entirety by and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Plan of Operation," the audited Financial Statements and Notes thereto and other financial information of the Company appearing elsewhere in this Prospectus.

                                      OCTOBER 12,                                                              FROM
                                         1995                                                               INCEPTION
                                      (INCEPTION)                 SIX MONTHS       THREE MONTHS ENDED      OCTOBER 12,
                                          TO        YEAR ENDED      ENDED               MARCH 31             1995 TO
                                       JUNE 30,      JUNE 30,    DECEMBER 31,  --------------------------   MARCH 31,
                                         1996          1997        1997(1)         1997          1998          1998
                                      -----------  ------------  ------------  ------------  ------------  ------------

STATEMENT OF OPERATIONS DATA:
Cost and expenses;
  Research and development              $529,996       $903,901   $1,557,219       $264,343      $314,127    $3,305,243
    expense.........................
  General and administrative             153,564        354,962      443,944         37,692       342,612     1,295,082
    expense.........................
  Other expenses(2).................      --            --           254,595        --          1,799,349     2,053,944
                                      -----------  ------------  ------------  ------------  ------------  ------------
                                         683,560      1,258,863    2,255,758        302,035     2,456,088     6,654,269
  Interest expense..................     136,600         11,217       33,826         11,217        38,327       219,970
                                      -----------  ------------  ------------  ------------  ------------  ------------
    Net (loss)......................  $ (820,160 ) $ (1,270,080) $(2,289,584 )    $(313,352)  $(2,494,415)  $(6,874,239)
                                      -----------  ------------  ------------  ------------  ------------  ------------
                                      -----------  ------------  ------------  ------------  ------------  ------------
Pro forma net (loss) per common                          $(0.16)      $(0.26 )                     $(0.27)
  share(3)..........................
                                                   ------------  ------------                ------------
                                                   ------------  ------------                ------------
Shares of Common Stock used for                       8,006,692    8,972,275                    9,210,037
  purpose of computing pro forma net
  (loss) per share(3)...............


                                                     JUNE 30,    DECEMBER 31,   MARCH 31,
                                                       1997          1997          1998
                                                   ------------  ------------  ------------

BALANCE SHEET DATA:
Working capital (deficiency)........                  $(249,674) $(1,229,902 ) $ (4,268,742)
Total assets........................                    135,575      244,437      1,802,377
Total liabilities...................                   (274,810)   1,400,716      4,366,222
Stockholders' equity (deficit)......                   (139,235)  (1,156,279 )   (2,563,845)

------------------------
(1) In the fourth quarter of 1997 the Company changed its reporting year from June 30 to December 31.
(2) Other expenses include the write-off of deposits related to a proposed acquisition during the six months ended December 31, 1997, expenses related to the settlement of a royalty and product distribution agreement, and certain expenses associated with the Norton Asset Acquisition during the three months ended March 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation--Liquidity and Capital Resources," "Certain Transactions" and Financial Statements and Notes thereto.
(3) Computed on the basis described in Note 1 to the Financial Statements of the Company

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND PLAN OF OPERATION

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH "SELECTED FINANCIAL DATA" AND THE COMPANY'S FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE DISCUSSION IN THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, WHICH ARE APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN.

OVERVIEW

    The Company was initially incorporated in October 1995 as March Motors Limited, a United Kingdom corporation. March Motors Limited was founded by John
R. Silseth, Sr., Donald F. Shiff and Joseph Novogratz. In connection with the organization of March Motors Limited, the founders and certain consultants associated with them received an aggregate of 840,000 shares of Common Stock of March Motors Limited for nominal consideration, of which Mr. Silseth received 525,000 shares of Common Stock, Mr. Shiff received 90,000 shares of Common Stock and Mr. Novogratz received 75,000 shares of Common Stock. All motorcycle development of the Company was conducted through March Motors Limited until the Company was reorganized as a Minnesota corporation in August 1996. Pursuant to the reorganization, all shareholders and holders of stock options and warrants of March Motors Limited exchanged all of their shares of Common Stock, stock options and warrants for an identical number of shares of Common Stock, stock options and warrants of the Company. Accordingly, March Motors Limited then became a wholly-owned subsidiary of the Company. All transactions described with respect to shares of Common Stock, stock options and warrants in this Prospectus prior to August 1996 relate to transactions which occurred with the United Kingdom corporation.

    The Company is currently developing and plans to manufacture, market and sell various high performance motorcycles, each intended for a distinct segment of the motorcycle market. The Company is in the development stage and its operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the risk that full-scale operations may not occur. The Company does not anticipate having motorcycle sales until late 1998 or early 1999, at the earliest. The Company's deficit accumulated during the development stage was $6,874,239 at March 31, 1998. Since October 12, 1995, the inception of the Company, through March 31, 1998, the Company had no revenues, with research and development costs of $3,305,243 equal to approximately 48% of the Company's aggregate expenses. The remaining expenses of the Company were for general and administrative expense, interest and other expenses. Historic spending levels are not indicative of future spending levels because the Company is entering a period in which it will increase spending on product research and development, marketing and dealer network development and staffing and other general operating expenses. For these reasons, the Company believes its expenses, losses, and deficit accumulated during the development stage will increase significantly before any material product sales are generated. In the fourth quarter of 1997, the Company effected a change of its fiscal year-end date from June 30 to December 31.

NORTON ASSET ACQUISITION

    On March 31, 1998, the Company consummated the Norton Asset Acquisition pursuant to which the Company acquired all of the rights held by NML to the trademarks and pending applications for trademarks of the name and/or word "Norton", certain intellectual technology (including design and technical data related to various motorcycle models) and a factory located in Shenstone, England, including all supplies and raw materials, parts and stock in trade as well as all plant, machinery, office fixtures and furnishings held by NML.

    The Norton Asset Acquisition was effectuated by the Company for strategic purposes to unite the Norton brand name with the Company's motorcycle technology. The Company believes that the combination of its existing motorcycle technology with the Norton brand name will allow the Company greater ease of acceptance and higher potential sales than were previously available for its proposed motorcycles.

    The Norton Asset Acquisition included the following terms:

    - The Company issued a total of 3,684,948 shares of Common Stock to NML (which amount was equal to the total of (i) all then issued and outstanding shares of Common Stock of the Company plus (ii) any and all pending issuances plus (iii) the amount of shares of Common Stock that could otherwise be obtained or issued through conversion of certain indebtedness, subscriptions, rights, plans, instruments, warrants options or otherwise) such that NML became a 50% owner of the Company.

    - The Company issued 10% Subordinated Convertible Debentures Series 1997 (the "Series 1997 Debenture") to NML in the principal amount of approximately $1,272,500 (the "Norton Debenture"), an amount equal to the entire outstanding principal and accrued interest on all of the then currently outstanding Series 1997 Debentures of the Company. The Norton Debenture will automatically convert into 636,250 shares of Common Stock upon closing of the Offering.

    - The Company issued warrants to NML to purchase an additional 550,000 shares of Common Stock of the Company, exercisable at $3.00 per share, expiring four years from the closing of the Norton Asset Acquisition.

    - The Company issued $1,150,000 principal amount of Series A Notes (the "Norton Note") to NML to be repaid at the closing of the Offering. See "Use of Proceeds." The Norton Note is collateralized by a mortgage on the Shenstone production facility and its contents. In addition, warrants to purchase 383,333 shares of Common Stock at an exercise price of $3.00 per share expiring four years from the closing of the Norton Asset Acquisition were issued to NML in connection with the Norton Note.

    - In June 1998 the Company made a purchase price adjustment in connection with the Norton Asset Acquisition and issued $80,994 principal amount of Series A Notes to certain stockholders of NML.

    The consideration received by NML from the Company in connection with the Norton Asset Acquisition was assigned to certain stockholders of NML in exchange for the cancellation of certain indebtedness owing to such stockholders by NML.

PLAN OF OPERATION

    The Company's plan of operation for the twelve to twenty-four months following the date of this Prospectus is to complete development of all five models of motorcycles in the Initial Product Line and to commence commercial production and marketing of these motorcycles. All production of the Company's motorcycles will take place in England, and marketing will be conducted throughout the United States, the United Kingdom, Europe, and in major international markets in South America, Asia, Australia and Africa. The Company intends to accomplish this operational business strategy through the following activities:

    - Completing final development and performance testing of the Nemesis and the Manx and obtaining compliance with and certifications under regulations in initial selected markets governing environmental and safety factors to ensure that the Company's motorcycles satisfy applicable standards to permit their sale in the markets targeted by the Company, which the Company anticipates completing by late 1998 or early 1999.

    - Identifying alternate suppliers for production of raw materials, components and subassemblies to be added to the Company's current British suppliers and subcontractors.

    - Materially increasing marketing activities by hiring 2-3 additional marketing personnel including a technical sales support person; promoting products through advertising, attendance at major industry tradeshows, expanded use of the Company's Internet website, and creation of professional product brochures; and establishing a broad network of dealers throughout North America and the United Kingdom and distributors in major foreign markets including Europe, South America, Asia, Australia and Africa. The Company anticipates substantially completing these marketing program enhancements by the end of 1998, although many of these activities will be ongoing as the Company expands its market presence.

    - Completing the upgrading and renovation of the Company's production facility in Shenstone, England by the fourth quarter of 1998.

    - Commencing limited production of the Nemesis and the Manx in late 1998 or early 1999 in the United Kingdom to fill anticipated orders and establishing a quality control department to ensure that high quality standards are employed in assembly procedures and performance testing, including extensive operational testing of initial production units and any related continuation engineering needed to correct any defects or problems encountered during testing.

    - Implementing an active racing program for the Manx in order to enter certain superbike racing events in 2000, as well as conducting extensive track testing at selected United Kingdom racetracks. The Company anticipates obtaining at least one major sponsor to finance its planned superbike racing program. Through an existing agreement with MCD, the Company also will institute its planned Norton Racing Series program which will consist of a European racing series featuring races limited to drivers of Norton Internationals, and current plans include conducting at least four Norton Racing Series events within the two years following the date of this Prospectus.

LIQUIDITY AND CAPITAL RESOURCES

    Since inception, the Company has funded its operations largely through the sale of warrants, loans from shareholders, private sales of common stock, and proceeds from issuances of notes payable and convertible subordinated debentures.

    Cash used by operating activities from October 12, 1995 (inception) to March 31, 1998 approximated $3.1 million and was largely affected by operating losses of the Company net of add backs for non-cash transactions. Cash flows provided by financing activities approximated $3.2 million for the period October 12, 1995 (inception) to March 31, 1998. Cash from financing activities includes proceeds from (i) advances payable of approximately $500,000, (ii) the issuance of convertible subordinated debentures approximating $1.2 million, (iii) the issuance of approximately $200,000 of notes payable and (iv) net proceeds from the issuance of shares of Common Stock of approximately $1.3 million.

    From October 1995 (inception) through June 1996 the Company offered shares of Common Stock for sale in a private placement at a price of $.67 per share and sold 9,000 shares of Common Stock in a private placement to one investor at a price of $1.67 per share of Common Stock. A total of 684,000 shares of Common Stock were sold with net proceeds to the Company of approximately $456,000. See "Certain Transactions."

    In December 1996 the Company completed a private placement of 303,200 units (the "Units") at a purchase price of $2.50 per Unit, with each Unit consisting of (i) 1.5 shares of Common Stock and (ii) a warrant to purchase 1.5 shares of Common Stock at an exercise price of $2.67 per share. Net proceeds to the Company from such private placement were $758,000. The agent for the private placement was given an agent's warrant to purchase 45,480 shares at $1.67 for five years which upon expiration is converted into a three year warrant thereafter to purchase 45,480 shares at $2.67 per share.

    In 1997 and early 1998 the Company issued Series 1997 Debentures in a private placement to investors in the aggregate principal amount of $1,243,500. The Series 1997 Debentures are due September 30, 2000 and automatically convert upon the Offering into shares of Common Stock at the lesser of $2.00 per share or one-half of the price of the Shares offered in this Offering.

    From March 1998 to June 12, 1998, the Company issued Series A Notes in a private placement to investors, in an aggregate principal amount of $1,377,000. The Series A Notes are due on the earlier of nine months after the issuance date of each Series A Note or five days after the consummation of the Offering, and were issued together with a warrant to purchase Common Stock of the Company at an exercise price of $3.00 per share. See "Use of Proceeds." Proceeds from the sale of the Series A Notes were used for working capital.

    In March 1998, the Company issued a Series A Note in the principal amount of $52,252 to Donald Shiff, a founder of the Company, and a Series C 1998 10% Note ("Series C Note") in the principal amount of $228,153 to Joseph Novogratz. The Series A and Series C Notes were issued to Mr. Shiff and Mr. Novogratz for the conversion of certain operating advances made by Mr. Shiff and Mr. Novogratz to the Company, plus accrued interest. The Series C Note is due on the earlier of March 31, 2000 or within five days after the consummation of the Offering, and was issued in connection with a warrant to purchase Common Stock of the Company at an exercise price of $3.00 per share. See "Use of Proceeds."

NET OPERATING LOSS CARRYFORWARDS

    At December 31, 1997, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $2,500,000. The net operating loss carryforwards expire through 2012 and are subject to review and possible adjustment by the Internal Revenue Service. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforward available to be used in any given year in the event of significant change in ownership interest.

YEAR 2000 IMPACT

    Based on an internal analysis, the Company does not believe that its information technology systems will be materially affected by the Year 2000 issue. The Company intends to solicit Year 2000 status information from its current and prospective suppliers for confirmation that the Year 2000 issue will not affect the Company's supply chain.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Since this standard applies only to the presentation of comprehensive income, it will not have any impact on the Company's results of operations, financial position or cash flows.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements retroactively in 1999. Management has not completed its review of SFAS No. 131, but does not anticipate that the adoption of this statement will have a significant effect on the Company's reported segments.

                                    BUSINESS

GENERAL

    The Company is currently developing, and plans to manufacture, market and sell, high performance motorcycles, each intended for a distinct segment of the motorcycle market. The Company introduced a non-running motorcycle model, the Nemesis, in April 1998 which will be powered by a 1500cc V8 engine. The Nemesis is anticipated to be the Company's flagship motorcycle, and is expected to produce 235 bhp with a projected top speed exceeding 200 mph. The Company also intends to introduce the Manx in fall 1998, which will be powered by a 750cc in-line four cylinder engine expected to produce 160 bhp. Development of the Nemesis and the Manx has been substantially completed, and the Company expects to commence limited production and initial delivery of the Nemesis and the Manx by the end of 1998 or early 1999.

    In addition to the Nemesis and the Manx, the Company is currently developing three other models which it plans to introduce over the twenty-four months following the date of this Prospectus. The three additional models are: (i) the Commando; (ii) the International; and (iii) the Atlas. The motorcycles in the Initial Product Line will be offered in different segments of the motorcycle market and are anticipated to range in price from approximately $10,000 to $35,000. The Company believes that each of the motorcycles in the Initial Product Line will be positioned as a premier product in the market segment in which the respective motorcycle is sold. In addition to the Initial Product Line, the Company plans to offer various other motorcycle models, including a trailbike and a supermotard, both to be powered by versions of the Company's 600cc engine, and an advanced version of the Nemesis, for which the Company has commenced preliminary research and design. The Company believes that these and future models will enable the Company to achieve its desired market penetration for its motorcycles.

    The Company believes that the following factors will help to distinguish the Company's products from its competitors:

    - innovative technology which borrows from advanced engineering fields such as Formula 1 racing and the aerospace industry;

    - the 100 year history and tradition of Norton motorcycles; and

    - the continuing popularity of the Norton brand name among motorcycle enthusiasts worldwide.

    The Company believes that the technology used in the Initial Product Line will be some of the most advanced in the motorcycle industry, with material such as lightweight but strong aluminum and magnesium alloys and carbon-fiber composites (generally used in the aerospace industry), which the Company believes will enable the Initial Product Line motorcycles to be lighter and stronger than similar motorcycles made of steel.

    Most of the design of the Initial Product Line has been completed, the development of the Manx and the Nemesis has been substantially completed, and the remaining development of the Initial Product Line is to be completed, by MCD under existing long-term contracts with the Company. The owner of MCD, Mr. Al Melling, is a director of the Company. Mr. Melling has designed numerous automobile engines, and designed enhancements for many others, working for such firms as General Motors, Porsche, Ferrari, Lamborghini, Alfa Romeo and various Japanese motorcycle manufacturers. Mr. Melling has recently achieved prominence in the engine design industry as the designer of a V8 engine for TVR, a British high performance engine and specialty vehicle manufacturer, and a Formula 1 V10 engine for Lola, a British designer of high performance motor sport vehicles.

    The Company anticipates assembling the Initial Product Line at its production facility in Shenstone, England, which was acquired as part of the Norton Asset Acquisition. The Company intends to upgrade and renovate this facility during the fourth quarter of 1998. The Company believes that the Shenstone facility currently has the capacity for high volume production of the Initial Product Line and has the capability to accommodate anticipated production levels.

    The Company intends to market and distribute its products internationally through a combination of dealers and distributors. The Company is currently negotiating terms with potential distributors and dealers in both the United States and abroad. The Company has commenced offering apparel bearing the Norton brand name on its website and anticipates offering a wide variety of apparel and motorcycle accessories through its anticipated motorcycle distributers and dealers.

THE NORTON HERITAGE

    Motorcycles sold under the Norton brand name have a long and illustrious history. The Norton Manufacturing Co., Ltd. was established in England in 1898, and the first Norton motorcycle was produced in 1902. In 1907 a Norton motorcycle won the Multi-Cylinder Race at the first Touring Trophy on the Isle of Man. In the early part of the century, Norton motorcycles established themselves as a force in the industry by winning numerous races and awards. In their time, Norton motorcycles were considered some of the fastest and most well-built models in the world. In addition to setting new speed records, in the 1950's Norton was the first company to introduce the "Featherbed" frame, a lightweight but strong frame which became the standard for years to come. Until the late 1980's, Norton motorcycles were still being produced and sold as premium motorcycles. In the early 1990's, motorcycles ceased being produced under the Norton brand name. In 1993, NML acquired substantially all of the assets of the Norton motorcycle business.

    In March 1998, the Company, through the Norton Asset Acquisition, purchased all of the rights held by NML to the Norton trademarks and tradenames, as well as certain equipment and properties. It is the Company's belief that combining its motorcycle designs and development with the Norton brand name will create a new era of Norton motorcycles, with a view towards rekindling the aura of the Norton motorcycle. The Company anticipates that its motorcycle products, some of which, like the Manx and Commando, bear the same name as previous Norton motorcycles, will continue to accentuate cutting-edge technology and high performance.

    In order to link the past with the present, the Company intends to devote substantial efforts toward cultivating long-term relationships with buyers of its motorcycles, as well as current Norton motorcycle owners and the numerous Norton Owners Clubs and associations which are active worldwide. The Company intends to work with and support and encourage the growth and vitality of these clubs to build loyalty among existing and future Norton owners. The Company intends to promote sales in part by assisting new buyers to become members of their local Norton Owners Club. The Company strongly believes that the continual fostering and support of such a Norton "family" of related owners will assist significantly in the future sale and promotion of its motorcycles.

MOTORCYCLE INDUSTRY AND MARKET

    Within the motorcycle industry, motorcycles are often characterized as either heavyweight or lightweight models, and although market analyses and publications differ, a displacement of 600-650cc appears to mark the lower end of the heavyweight range. Motorcycles are further subdivided into four main styles, namely: (i) STANDARD, which emphasize simplicity and cost; (ii) PERFORMANCE, which emphasize handling and speed; (iii) TOURING, which emphasize comfort and amenities for long-distance travel; and (iv) CRUISER, which feature the distinctive styling of classic American motorcycles built during the early years of the motorcycling industry and are designed to facilitate customization by individual owners. The Company's Initial Product Line will include a model in each of the performance and cruiser styles. Historically, cruiser motorcycles are more popular in the United States and performance motorcycles are more popular in Europe, and have been traditionally sold in approximately equal numbers throughout the rest of the world.

    All of the Company's motorcycles will be characterized by the Company as being within the heavyweight category. Although the engine displacement of the International is 600cc, the Company believes that the design, handling and power of the International allows it to be considered a heavyweight motorcycle. Heavyweight motorcycle sales have increased worldwide in each of 1995, 1996 and 1997 by 4.5%, 7.5% and 17%, respectively.

    Based on industry data, the Company believes that its customer base will come primarily from experienced male motorcycle riders of 35 years of age or older, with relatively high incomes, who are looking to purchase a motorcycle for recreational purposes. Moreover, the Company believes that this customer base will expand considerably over the coming years due in part to the population bulge caused by the post-World War II baby boom. The age group 45 to 54 is projected to increase 15% from 1997 to 2002. Many males from that generation are entering the peak earning years of their lives and are prime prospects for purchasing luxury recreational motorsport products.

THE COMPANY'S MOTORCYCLES

    The Company is developing five models of high performance motorcycles, with each model intended for a distinct segment of the motorcycle marketplace. All models will include innovative high performance design and engineering features for their engines, power delivery systems, framework, suspension systems and brakes. Projected retail prices for the Company's motorcycles will range from approximately $10,000 to $35,000.

    THE NORTON NEMESIS -- The Nemesis, of which a non-running prototype was introduced in April 1998, will be the Company's most powerful and most expensive premium motorcycle, powered by a 1500cc fuel-injected V8 engine which the Company anticipates will give the Nemesis a top speed exceeding 200 m.p.h. The V8 engine is controlled by what the Company believes to be a state-of-the-art electronic engine management system designed to produce full power of 235 bhp for maximum torque and high-speed performance. The framework of the Nemesis will be manufactured from an aluminum alloy and the body work will utilize extensive carbon-fiber composite materials for maximum chassis strength with a relatively light weight, and the Nemesis will feature a custom designed proprietary suspension system. Other specially designed features of the Nemesis include customized Champion spark plugs and ignition coils, two camshafts per cylinder bank, a 6-speed gearbox and 4 valves per cylinder. Limited production of the Nemesis is anticipated to commence in late 1998 or early 1999.

    THE NORTON MANX (SUPERBIKE) -- The Manx has been under development since 1995, and it incorporates innovative design features in both engine and chassis technology. The Company has focused significant efforts toward the design and development of versions of the Manx for both superbike racing and street use. Its 750cc engine will have four inline cylinders which will produce an anticipated power of 160 bhp controlled by a computerized electronic management system to promote optimal fuel injection conditions, provide maximum power delivery, and insure clean emissions to satisfy various worldwide environmental standards. The bodywork for the Manx will be manufactured from a carbon-fiber composite, which is both light weight and strong, similar to that used in the aerospace industry. The Company believes this composite is relatively new to the motorcycle industry. Front and rear wheel systems will feature specially designed high-quality braking and suspension systems. The Manx is currently undergoing certain final re-engineering development, and the Company expects to commence limited production in late 1998 or early 1999.

    THE NORTON COMMANDO (CRUISER) -- The Commando will be powered by a V8 engine similar to that of the Nemesis. The Commando's 1500cc V8 engine, with its electronically managed fuel-injection system, will be modified to provide peak power of 110 bhp. The Commando will also feature high quality proprietary braking and suspension systems and seating designed for maximum rider comfort. The Commando will employ a tubular-steel frame and swing-arm, aluminum alloy forks and wheels and a combination of carbon-fiber materials for bodywork and other components resulting in it being stronger and lighter in weight than traditional premium-priced cruiser motorcycles. The entire development of the Commando is being handled by MCD, the Company's prime motorcycle contractor, and MCD has designed and engineered this cruiser to produce a rumbling engine sound typical of American cruisers, as well as a low-slung, naked component chassis design with leather accents which conveys a traditional powerful macho image. All technical and styling work has been completed for the Commando, and prototype development of both its engine and bodywork is currently underway. The Company expects to commence commercial production of the Commando in 1999.

    THE NORTON INTERNATIONAL (SPORTBIKE) -- The International will feature a high-performance 600cc single-cylinder engine featuring desmodromic valves and other advanced engine technology. The 75 bhp engine will provide a lightweight power delivery system emphasizing simplicity and ease of maintenance. The framework for this sportbike will be made from a high quality aluminum alloy, and it will also include an electronic engine management system and proprietary components for braking and suspension systems. Although most of the development for the prototype of the International has been completed, the Company will not proceed with the final development and testing of the International until all development and prototype testing has been completed on the Nemesis, the Manx and the Commando. Accordingly, the Company does not expect to begin to commercially produce the International until 1999. Based on engineering calculations, the Company believes the International will be more powerful and lighter than other sportbikes in its class offered by competitors. Accordingly, the Company believes the International will become a particularly appealing racing bike for the many independent sportbike racers who enter racing events for this class of motorcycles. The Company plans to promote the International strongly for use in 600cc racing events. See "--Racing Program."

    THE NORTON ATLAS -- This second generation superbike will be powered by a 900cc version of the inline 4-cylinder engine of the Manx. The framework will feature the design principles developed in connection with the other motorcycles in the Initial Product Line and will be manufactured from some of the new materials used by the Company in other parts of the Initial Product Line, including extensive use of carbon-fiber composites for many of the motorcycle's chassis and suspension components, as well as its bodywork. Considerable Formula 1 auto technology will be incorporated in the development of the Atlas, including proprietary wheels made from a special magnesium alloy. This luxury motorcycle will be designed for highway touring in comfort, yet it will be engineered to readily compete in speed and performance with competing superbike motorcycles in its class. The Company plans to begin commercial production of the Atlas in 2000.

PLANNED FUTURE MODELS

    Upon completion of development of the Initial Product Line, the Company anticipates developing at least two additional models to be powered by its single-cylinder 600cc engine, and an advanced Nemesis, each to be marketed under the Norton brand name. The Company anticipates commercial production of these additional motorcycle models to commence in 2000.

    NORTON SUPERMOTARD -- The first of these planned 600cc bikes will be a Supermotard ("Superbiker" in French), a versatile and increasingly popular type of motorcycle designed for effortless handling and overall performance. Supermotards arose out of a racing class originated in the United States in the 1980s and were used at hybrid racetracks with both asphalt and dirt surface sections. Supermotards have become popular in France and there are now a number of supermotard racing series throughout Europe, with street-legal production models of these bikes becoming increasingly available in Europe and Japan. Supermotards feature a hybrid design incorporating principles of street sportbikes, dirtbikes, and motocross bikes. They feature easy, overall handling on all surface types and conditions, are lightweight with a relatively high center of gravity and short wheelbase and motocross-type suspension, and are particularly easy to handle in heavy urban traffic conditions. In short, they are designed to be "fun" to ride.

    NORTON TRAIL BIKE -- Another 600cc bike to be developed by the Company is a trail bike for offroad use, which is a fast-growing leisure sport in the United States and many other countries. To round out its motorcycle model line, the Company intends to apply substantial design and development efforts toward positioning the Company with a high quality premium bike in this offroad recreational segment of the motorcycle market. The Company believes that its 600cc single-cylinder engine will provide the instant torque demanded by both its Supermotard and Trail Bike models.

    ADVANCED NEMESIS -- This advanced Nemesis will be built substantially upon the design of the Nemesis but will produce 280 bhp, incorporate 3 spark plugs per cylinder, giving the motorcycle greater fuel efficiency and power, and have push button shifting and an active suspension.

SALES AND MARKETING

    The Company intends to market its motorcycles outside the United States, Canada and the United Kingdom primarily through distributors with specified market territories. These distributors will be responsible for establishing effective networks of experienced dealers in their respective territories. In certain areas not effectively served by a distributor, or where the Company is unable to retain a satisfactory distributor, the Company will establish dealers supported directly by the Company. Current plans for the United Kingdom, the United States and Canada will not involve distributors, but rather the Company will support dealers in those countries directly from its production facility and its United States headquarters. The Company has completed a preliminary marketing plan for penetration of the premium priced motorcycle market in late 1998 and the first half of 1999.

    The Company intends to have dealers (either supported by the Company directly, or by distributors) in major population centers and in the major motorcycling markets. Within the industry, a significant percentage of dealers handle more than one line of motorcycle, and the Company expects that its dealers will also sell other motorcycle product lines. The Company intends to select dealers who meet certain stringent criteria, namely those distributors who have a strong commitment to the Company's brand of products and its success, an established reputation for excellence, profitable operations, a sales floor sufficient to display the Company's motorcycles and related products, the ability to maintain adequate inventories of motorcycles, parts supplies and other merchandise, a knowledgeable sales staff, the ability to provide full-service maintenance and who demonstrate the ability to add value by promoting lifestyle motorcycle products and events. The Company plans to provide support for its dealers and customers by maintaining adequate quantities of repair parts and accessories, training for service technicians, warranty coverage and assistance with respect to sales promotions.

    The Company's initial sales and marketing efforts will be conducted from its Minnesota headquarters in suburban Minneapolis, and be guided by its Director of Sales and his support staff. Since the Company believes a significant portion of its future sales will come from international markets, the Company intends to establish one or more distinct sales divisions for overseas markets headed by a marketing director or directors experienced in international marketing. Substantial marketing efforts and expenses will be directed toward promoting sales of the Company's products in targeted international markets, and the Company anticipates that its international sales will come primarily from the United Kingdom, Europe, Canada, Australia, Africa, South America and Asia. The Company believes its superbikes and cruisers will be entering the international market at a particularly good time, since the overseas market for such heavyweight motorcycles has been growing in recent years.

    The Company will conduct ongoing marketing activities to support its distributors and dealers and promote its motorcycles to the general public, including advertising in trade publications and leading popular motorcycle magazines, participation in major industry trade shows, production of quality technical product manuals and product sales brochures, creation of quality video tapes to describe and visually illustrate the high performance features of motorcycles, direct mail promotions toward specific potential customers, and an active public relations effort directed to the motorcycle industry media. The Company also believes that its planned involvement in motorcycle racing will provide certain indirect support to its dealers and distributors. See "--Racing Program."

    The Company also intends to devote a substantial effort toward cultivating long-term relationships with buyers of its motorcycles, as well as the many current Norton motorcycle owners and numerous Norton owners clubs and associations which are active worldwide. There are numerous owners clubs in the United States, in addition to the Norton owners clubs of the United Kingdom and many other countries. The Company intends to work with and support and encourage the growth and vitality of these clubs to build loyalty among existing and future Norton owners. The Company intends to promote sales in part by assisting new buyers to become member of their local Norton owners club. The Company's activities in this regard will be much like the Harley Owners Group. The Company strongly believes that the continual fostering and support of such a Norton "family" of related owners will assist significantly in the future sale and promotion of its high performance products. The Company also plans to establish a motorcycle newsletter which will be circulated periodically to Norton owners club members and other targeted motorcycle enthusiasts.

    The Company has begun offering a small line of apparel to the motorcycle community and the general public. The Company intends to expand its apparel range to coincide with initial motorcycle distribution by the end of 1998, and this range will eventually include denim and leather motorcycle clothing, including jackets and pants, T-shirts and other shirts, gloves and boots, watches and other jewelry, sunglasses and goggles, and numerous customized bike components and add-ons, all of which will feature not only the "Norton" logo but other marks as well, such as the Company's Model Marks. In addition to apparel and memorabilia, the Company in the future plans to begin offering motorcycle accessories bearing the Company's trademarks, Model Marks, and slogans. These will include saddlebags and other carriers, helmets, oils and lubricants, cleaning and polishing compounds, and tire and leather treatments. The Company believes there is and will be a market for apparel and accessories bearing the Norton logo.

    The Company intends to market its apparel and accessories through Norton dealers and distributors and to a limited extent through its website. The Company believes this strategy will appeal to dealers and distributors with whom the Company wishes to engender strong relations, as well as Norton owners and enthusiasts who may find value in the limited availability of the apparel and accessories. In exchange for this exclusivity, the Company will require dealers to purchase minimum quantities of accessories and apparel with motorcycle orders.

    In view of the recent increase in worldwide use of the Internet for disseminating general corporate information and promoting product sales, the Company has established a website to promote its products, communicate with current Norton owners and potential Norton buyers, and inform the general public about its products and the Company. The Company's Internet address is www.nortonmotorcycles.com.

RACING PROGRAM

    The Company believes that the ability of its motorcycles to perform well in major racing events will help promote its future motorcycle sales and overall business success. Since its inception, the Company has focused a significant effort toward the design and development of a racing Manx as a basis for the sale of the Company's Manx 750cc Superbike to the consumer market. The Company's founders believed from the outset that they would need to retain experienced and high quality prime contractors who would provide the innovative design and engineering required for the high performance engine and bodywork development that is critical to success in superbike racing. Accordingly, the Company has contracted its motorcycle design and development to a prime contractor in England which has broad experience and success in the development and production of high performance engines and bodywork for motorsport racing. See "--Prime Contractor Development Agreements."

    Motorcycle racing of all kinds has experienced rapid worldwide growth over recent years, both in racetrack attendance and in TV racing audiences. In particular, the World Superbike series of races has become increasingly popular with motorcycle enthusiasts. This annual racing circuit is held at various key international venues and requires participating motorcycles to be based on genuine commercial production models made for the consumer market, much like NASCAR stock car races. The Company plans to enter the Manx in World Superbike or similar racing competitions. The Company believes that the success of its motorcycle entrants in such racing competitions will promote future sales of its motorcycles.

    In 1997 the Company entered into a written contract with Al Melling and MCD for the purpose of establishing a proprietary racing series to promote sales of the International (the "Racing Series"). Under this contract, MCD and Mr. Melling have agreed to use their best efforts to establish, oversee and promote a Racing Series featuring the International, with each racing event to consist of five or more races and at least one of the races being limited to drivers riding only the Company's International. MCD and Mr. Melling are responsible for race planning and scheduling, organizing appropriate sponsorship, choosing the racetracks for these events, safety and insurance concerns, maintenance of the Internationals, and overall promotion of these racing events. MCD and Mr. Melling are being paid L5,000 (approximately $8,000) monthly under this contract, which monthly payments will continue at this rate until the expiration of the contract in September 1999. The Company has also agreed to reimburse Mr. Melling for any out-of-pocket expenses incurred by him in connection with this Racing Series. The contract provides for automatic one-year renewals unless either party exercises its right of termination prior to the original term. Certain leading motorcycle manufacturers, including Harley-Davidson, American Suzuki Motor Corporation and Triumph Motorcycles already hold similar racing events which are limited to their brand of motorcycles. Planning for the Company's Racing Series has been commenced by Mr. Melling and MCD, with the first races anticipated to be held in England in early 2000, followed by similar races in other European countries. If this Racing Series proves effective in promoting sales of the International, the Company intends to expand its Racing Series beyond Europe and establish similar racing events in the United States.

MANUFACTURING AND SUPPLIERS

    Engine components, electronic engine management systems, gearboxes, frames, engines, body work, wheels, carbon-fiber and composite materials components, and some brake and suspension components will be manufactured for the Company by various English subcontractors in accordance with specifications furnished to them by MCD, the Company's prime development contractor. Certain off-the-shelf components and parts will be supplied by various third-party vendors selected by MCD. Direct production operations of the Company at its production facility in Shenstone, England will consist mostly of assembly and quality control operations. Finished motorcycles will be subjected to rigorous performance and quality testing before being released for delivery to the marketplace. The Company and MCD have selected most of the manufacturing subcontractors and third-party suppliers to be used for commercial production of the Company's motorcycles and are currently involved in the process of negotiating pricing and delivery schedules with them.

    MCD is responsible for the assembly and testing of all prototypes, and in this process will check all prototype components to ensure that they meet technical and qualitative specifications. Furthermore, MCD is responsible for supplying the necessary personnel to assist the Company in all phases of the manufacture and assembly of the Company's motorcycles. One or more MCD technical personnel will be on the factory premises, assisting with quality control and production, until both the Company and MCD agree that this assistance is no longer required.

    The Shenstone, England factory, which was acquired in connection with the Norton Asset Acquisition, where the Company currently anticipates assembling the Initial Product Line, would be divided into three areas. The Engine Assembly Area will house a team of technicians with the responsibility of assembling the various engine models and transmissions from the engine and transmission components which have arrived from various subcontractors. Company personnel, with the assistance of MCD technicians, will inspect the quality of all components and assembled engines and transmissions. Assembled engines and transmissions will then be transferred to the main Motorcycle Assembly Area. The Motorcycle Assembly Area will contain all of the motorcycle parts and components, and be adjacent to various assembly lines, each either wholly dedicated, or for various periods of time dependent on inventory levels, order, etc., to specific models. Periodic quality control testing will be employed at different stages along each assembly line. Each assembly line will have its own team of assemblymen and a supervisor responsible for ensuring that standards of quality and workmanship are maintained. Finally, at the end of each assembly line completed motorcycles will be rolled onto a stationary rolling test track where they will be fueled, started and operated for a final running inspection by a dedicated test foreman before being approved for containerization and shipping. Overall factory operations will be supervised by a plant manager.

    There are alternative sources for obtaining components and supplies needed for production of the Company's motorcycles, and the Company does not expect that the loss of any supplier or subcontractor will cause any significant adverse effect or material delay in its production operations, although there is no assurance adverse consequences will not occur from such an event. In addition, since the Company owns all of the dies, molds and tooling required to manufacture its motorcycle components, the Company believes it can change subcontractors with little difficulty. The Company will attempt to schedule timely delivery of components and supplies from its subcontractors and vendors so as to maximize efficiency and minimize holding excess inventories.

PRIME CONTRACTOR DEVELOPMENT AGREEMENTS

    The motorcycles and engines previously described, with the exception of the Atlas (which was designed by March Group Plc) have all been designed, and production prototypes thereof assembled (or will be assembled), by MCD. Currently, MCD is the only design/development contractor working for the Company. Al Melling, a director of the Company, is the principal owner and Chief Executive Officer of MCD. MCD continually conducts multiple engine and bodywork design and development projects from its Rochdale, England facility, with two-thirds of its business consisting of new engine and bodywork design and one-third of its business consisting of diagnostic work to improve existing engines of clients. Al Melling has designed numerous engines, and improved upon many others, working for such firms as General Motors, Porsche, Ferrari, Lamborghini, Alfa Romeo and various Japanese motorcycle manufacturers. Modern innovative engines which have been designed by MCD include a Formula 1 V10 engine for Lola, and both a V8 engine and an inline-6 engine for TVR.

    MCD has conducted its development work under various written contracts with the Company and a royalty agreement (the "MCD Contracts"). Motorcycle development to be performed by MCD under the contracts include (i) completion of the Nemesis motorcycle, to be integrated with the Nemesis 1500cc V8 engine, (ii) the design and development of the Manx and its 750cc in-line 4 cylinder engine,
(iii) completion of the design and development of the Commando and its 1500cc engine, (iv) design and development of a Supermotard motorcycle and an off-road Trail Bike motorcycle and (v) completion of the design and development of the International and its 600cc single cylinder engine including a racing model to be used in racing events.

    The MCD Contracts provide for MCD to provide motorcycle development services. In September 1997, in exchange for the cancellation of royalties provided for under the MCD Contracts, the Company agreed to issue to MCD 166,666 shares of Common Stock (determined by dividing $1,000,000 by the initial public offering price per share which is assumed for purposes hereof to be $6.00). Additionally, during 1997 the Company issued 59,680 shares of Common Stock valued at $3.00 per share in satisfaction of certain development fees due MCD. The MCD Contracts currently require the Company to pay MCD total monthly consideration of L31,000 (approximately $51,000) including L21,000 (approximately $35,000) for ongoing design and development work and L10,000 (approximately $16,000) for ongoing consulting services. Design and development work payments will continue as long as MCD is involved in development of the Company's Initial Product Line, which the Company believes will extend at least to 2000. Monthly consulting payments to MCD will continue at their current rate until January 1, 2000 at which time they will increase to L25,000 (approximately $40,000) monthly for an additional three-year term. These dollar approximations are based on current currency exchange rates, and are subject to changes in prevailing rates from time to time.

    The MCD Contracts provide for the Company to retain all rights and title to design technology and development performed by MCD for the Company, including any trade secrets and patents. MCD is to pay all costs of prototype development and provide knowledgeable and competent engineering and other technical personnel as necessary to conduct all development required by the MCD Contracts and to assist the Company in commercial production and assembly. In addition, MCD has agreed to indemnify the Company for damages in the event any MCD product development or technology infringes on the proprietary rights of others. MCD also has warranted that its product development will conform to contract specifications and will be free from any material defects.

    The MCD Contracts include standard non-compete and non-disclosure terms to protect the proprietary rights of the Company, and provide that MCD and the Company will use their best efforts to cooperate in the commercial production and marketing of the Company's motorcycles. MCD and the Company also have certain contract termination rights in the event of material breaches or insolvency of either party.

    In addition to design and development work, MCD is also required to provide the Company with various consulting services including training and advisory consulting incident to commercial production and marketing of the Company's proposed motorcycles, as well as consulting services relating to the design and development of future products of the Company. Any designs or inventions conceived by MCD incident to these consulting services are the sole and exclusive property of the Company.

    The Company's Atlas was developed by March Group Plc and its development contract requires the Company to pay monthly royalties of 2.5% of the net selling price of any future sales of the Atlas if sold under the "March" name and royalties of 1% each of the net selling price of future sales of spare parts, merchandise and piston engines, if sold under the "March" name. The Company does not anticipate selling the Atlas or such products under the "March" name. March Group Plc was a leading British motorsport development and racing company, and was responsible for the development of several championship Indy 500 and Formula 1 racing cars.

    From the Company's inception through March 1998, the Company expended approximately $3,300,000 for motorcycle design and development, including payments to MCD and to English subcontract vendors for machining and casting engine and bodywork parts and components for prototype motorcycles. The Company intends to continue conducting a design and development program over the coming years, both for the development of new motorcycle products and for engineering to improve and enhance existing products. For the foreseeable future, the Company will continue utilizing outsourced contractors for future design and development, paying for such services on a project-by-project basis. The Company believes that its use of experienced and reputable outside contractors has provided it with significant technological advantages regarding both engine and bodywork development, especially since MCD has significant experience both with motorsport racing products and with the "street versions" of such products.

COMPETITION

    The marketing and sale of motorcycles is competitive worldwide, and many of the established motorcycle manufacturers have substantially greater financial, personnel, marketing and other resources than those of the Company. There can be no assurance the Company will be able to compete successfully against current and future competitors, or that the competitive pressures faced by the Company will not adversely affect its operations and business. The Company will operate in a competitive environment and compete against established motorcycle manufacturers such as Harley-Davidson, BMW Group, Ducati Motor S.p.A, Honda Motor Co., Ltd, Kawasaki Motors Corp., U.S.A. and Moto Guzzi, in addition to new manufacturers who may attempt to enter the industry and also a number of small companies who currently build motorcycles from non-proprietary parts.

    The Company believes that the principal competitive factors in its industry include styling and performance of motorcycles, product reliability and durability, overall product quality, marketing and distribution networks, pricing and the availability of support services. The Company believes it will be able to compete effectively in all of these areas. See "--Motorcycle Industry and Market."

    Prices of the many motorcycle models available to the consumer vary considerably from the low-priced entry models to the premium high-performance superbikes. The Company believes it can compete successfully at the high-priced end of the market because of the considerable innovative and high quality features of its products including appealing modern styling, racing design principles, maximum use of light-weight but strong aluminum and magnesium alloys and carbon-fiber composites and state-of-the-art electronics such as electronic fuel injection and engine management systems.

PATENTS AND PROPRIETARY RIGHTS

    Norton motorcycles have historically been sold under a variety of names in addition to "Norton", including Commando, Manx, International, Atlas and others. The Company intends to publicize, promote and market its motorcycles, merchandise, clothing and other products under the Norton brand name, the Model Marks and other new logos and symbols, alone or in combination through advertising, news releases, interviews and articles in motorcycle publications, promotions, brochures, manuals, memorabilia and merchandise, and all of such publicity, promotion and marketing will be designed to solidify the link among Norton, the Model Marks, any new additional logos and symbols of the Company and the Company's products. The Company has commenced a trademark expansion program by registering the Norton name, along with the Model Marks, in countries throughout South America, Asia, Australia, Europe, the United Kingdom, Scandinavia, portions of the former Eastern bloc of countries, Mexico, the United States and Canada (including countries in which the Company already owns the trademark to the Norton name, in which cases the Model Marks have been registered and the classes of goods covered by the Norton name have been expanded). In addition, the Company intends to apply for additional trademarks with respect to the aforementioned additional symbols and logos.

    The Company acquired all of the rights to the Norton tradenames and trademarks in the Norton Asset Acquisition from NML. To the extent NML did not have exclusive rights to the Norton trademarks and tradenames, the Company does not have any additional rights. There can be no assurance that the Company acquired exclusive rights to the Norton tradenames and trademarks in the Norton Asset Acquisition. The Company believes that it has the right to use the trademark "Norton" in the United States, the United Kingdom, Canada, Australia, India, and portions of Europe, Asia, Africa and South

America in connection with the sale of motorcycles and ancillary products. The ability of the Company to use the trademark "Norton" in certain European countries is less certain. In 1988, the predecessor to NML formed a joint venture in Germany wherein the predecessor acquired a 50% interest in the German joint venture GMBH and a German partner acquired the remaining 50%. In due course, GMBH registered trademarks on the word "Norton" in certain European countries, including Italy, Germany, Switzerland, France, Belgium, Luxembourg and the Netherlands. Upon NML acquiring the assets of its predecessor, certain formalities required for the transfer of the German joint venture interest may not have been followed, and subsequently disputes arose between the German partner and NML. The Company is currently in negotiations which it believes will enable it to utilize the trademark "Norton" in those countries. There can be no assurance that the Company will be able to successfully negotiate an agreement by which it will be able to utilize the trademark "Norton" in such countries. The Company is currently developing alternative trademark strategies to enable the Company to sell its products in these countries. If the Company is unsuccessful in negotiating an acceptable agreement, the Company may not be permitted to sell products in such countries under the trademark "Norton," which may have a material adverse effect on the Company.

    The Company also believes that it has the exclusive right to use the Model Marks to identify all models of the motorcycles it intends to sell, and in connection with ancillary products. GMBH has not claimed any rights to the Model Marks, and the Company does not believe that there is any basis for such a claim or that GMBH would make such a claim. Given the Company's actual use of trademarks to enhance the Company's brand names and marketing appeal of its motorcycles, a successful challenge to its use of the trademark "Norton" and/or any of the Model Marks in connection with motorcycles and ancillary products would adversely affect the Company's business. Although the Company intends to vigorously defend its intellectual property rights, if necessary, litigation could be costly and consume resources of the Company, thereby adversely affecting operating results.

    The Company has created and obtained technology rights incident to its motorcycle development over the past few years, and the Company regards these rights as proprietary and valuable. The Company will rely primarily upon patents, trade secret law and confidentiality agreements to protect its proprietary technology, and on established trademark law for its trademarks (including the Norton mark and the Model Marks). Key employees of the Company will be required to enter into standard non-compete and non-disclosure terms, and will be obligated to assign inventions or other intellectual property developed incident to their employment with the Company, as will certain consultants and third-party contractors. There can be no assurance that any measures taken by the Company to protect its proprietary intellectual property will be sufficient or that such property will provide the Company with any competitive advantage.

    Although the Company intends to apply for certain patents and to seek registration of new trademarks for its products from time to time, there is no assurance that the Company will ever obtain any significant patent or new trademark protection. The Company believes, however, that its Norton trademarks and its proprietary trade secrets and technology "know-how" rights will be substantially more important to its business and operations than any future patent or new trademark protection it may acquire.

    The Company attempts to avoid infringing known proprietary rights of third parties in its product development efforts. However, the Company has not conducted and does not conduct comprehensive patent or trademark searches to determine whether it infringes patents or proprietary rights held by third parties. If the Company were to discover that its products violate third-party proprietary rights, there can be no assurance that it would be able to obtain licenses to continue offering such products without substantial reengineering or that any effort to undertake such reengineering would be successful, that any such licenses would be available on commercially reasonable terms, if at all, or that litigation regarding alleged infringement could be avoided or settled without substantial expense and damage awards. Any claims against the Company relating to the infringement of third-party proprietary rights, even if not meritorious, could result in the expenditure of significant financial and managerial resources and in injunctions preventing the Company from distributing certain products. Such claims could materially adversely affect the Company.

GOVERNMENT REGULATION

    The Company will be required to obtain approvals and make certifications regarding compliance with federal, state and local regulations regarding the noise, emissions and safety characteristics of its motorcycles. In addition, the Company's manufacturing facility will be required to comply with environmental and safety standards. The potential delays and costs that could result from obtaining such regulatory approvals and complying with, or failing to comply with, such regulations could result in a delay in motorcycle production and adversely affect operating results. The Company believes all of its motorcycle and engine designs currently meet all known applicable government regulations.

    The Company must comply with numerous federal, state and foreign regulations governing environmental and safety factors in respect to its motorcycles, which generally relate to air, water and noise pollution as well as various safety matters. Any failure by the Company to obtain necessary certifications or authorizations required by such governmental standards, or to maintain them, would have a material adverse effect on the Company. In the United States, motorcycles are subject to rigorous regulation by the EPA. If the Company fails to comply with applicable requirements, it may be subject to administrative or judicially imposed sanctions such as civil penalties, criminal prosecution of the Company or its officers and employees, injunctions, product seizure or detention, product recalls, total or partial suspension of production.

    Motorcycles are also subject to the provisions of the National Traffic and Motor Vehicle Safety Act and the rules promulgated thereunder by the NHTSA. The Company could be forced to recall its motorcycles if it fails to satisfy all applicable safety standards administered by the NHTSA.

    Even if required EPA and NHTSA compliance has been obtained with respect to a product, foreign regulatory approval of a product must be obtained prior to marketing the product internationally. Foreign approval varies from country to country and the time required for approval may delay or prevent marketing. In certain instances the Company may seek approval to market and sell certain of its products outside of the United States before submitting an application for United States approval to the EPA or NHTSA. The regulatory procedures for approval of new motorcycles vary significantly among foreign countries. The testing requirement and the time required to obtain foreign regulatory approvals may differ from that required for EPA or NHTSA approval. Although there is now an EU approval mechanism in place, each EU country may nonetheless impose its own procedures and requirements, some of which are stricter than in the United States and many of which are time consuming and expensive, and some EU countries require price approval as part of the regulatory process. Thus, there can be substantial delays in obtaining required approvals of the Company's proposed products from both the EPA and NHTSA and foreign regulatory authorities after the relevant applications are filed, and approval in any single country may not be a meaningful indication that the product will thereafter be approved in another country.

    The Company is also subject to regulation under various federal, state and foreign regulations regarding. among other things, occupational safety, environmental protection, hazardous substance control and product advertising and promotion.

LEGAL PROCEEDINGS

    The Company is not a party to any material legal proceedings or litigation, nor is the Company aware of any such legal proceedings or litigation threatened against it.

EMPLOYEES

    The Company has ten employees, including the Chief Executive Officer, President, Chief Financial Officer, Director of Sales, a factory manager, and five technicians. The Company believes it has good relations with all its employees. Upon consummation of this Offering, the Company intends to hire additional personnel for planned production and marketing activities related to producing and selling its motorcycles and achieving commercial viability for its products under its plan of operation. None of the Company's employees is represented by a labor union.

    When renovations to the Company's manufacturing facility get underway, and the Company prepares for production start-up, additional staff will be added in such areas as production, quality control supervision, inventory and shipping, marketing, dealer and distributor relations, financial control and technical support.

FACILITIES

    For its corporate headquarters, the Company leases, pursuant to an oral lease, administrative and management offices in Plymouth, Minnesota, a suburb of Minneapolis. The Company believes this facility is adequate to satisfy its office needs for the present time, and additional premises are available for expansion. There is also adjoining warehouse space available to the Company in close proximity to its offices for future rental when needed to store inventories of its motorcycles for distribution in North America.

    The Company leases 5,000 square feet of production space in Rochdale, England for engine and motorcycle development and prototype assembly facilities pursuant to a five-year lease expiring in August 2001. These facilities are being leased from Al Melling, the prime development contractor of the Company, and rental under this lease is at an annual rate of L9,000 (approximately $15,000) until August 1998, at which time the rental for the remaining three years of the lease term either will be mutually agreed upon by the parties to the lease or determined by an independent arbitrator, if such mutual agreement cannot be reached. See "Certain Transactions."

    The Company's production facility is located in Shenstone, England, about 13 miles north of Birmingham. The facility consists of a steel-framed brick building of approximately 33,500 square feet including production spaces on one story of approximately 21,500 square feet divided into separate workshop/assembly areas, adjoining two-story office spaces of about 5,000 square feet, and an ancillary workshop area of approximately 7,000 square feet presently leased to an unrelated company manufacturing aircraft products. The Company may terminate the lease relating to the 7,000 square foot area on eight month's prior written notice.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:

NAME                                                       AGE      POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Joseph Novogratz(1)                                            50   Co-Chairman of the Board, President, Secretary,
                                                                    Treasurer and Director
Luigi Aquilini (1)                                             65   Co-Chairman of the Board and Director
Myron Calof(2)                                                 51   Chief Executive Officer and Director
Al Melling(2)                                                  54   Director
Anthony Vaughan(3)                                             49   Director
Robert Cieslukowski(3)(4)                                      61   Director
Stephen R. Cieslukowski(4)                                     34   Chief Financial Officer
Steven Swenson                                                 33   Director of Sales

------------------------

(1) Messrs. Novogratz and Aquilini are currently serving terms under the Company's staggered election procedure until the regular meeting of shareholders in 2001.

(2) Messrs. Melling and Calof are currently serving terms under the Company's staggered election procedure until the regular meeting of shareholders in 2000.

(3) Messrs. Vaughan and Cieslukowski are currently serving terms under the Company's staggered election procedure until the regular meeting of shareholders in 1999.

(4) Robert Cieslukowski, a director, is the father of Stephen Cieslukowski, the Company's Chief Financial Officer.

    JOSEPH NOVOGRATZ, one of the Company's founders, has served as President of the Company since October 1997. Mr. Novogratz also served as President of the Company from its inception in October 1995 until December 1996 and Chairman of the Board of Directors from October 1995 to March 1998, when he became Co-Chairman of the Board. Mr. Novogratz founded Insulation Distributors, Inc., which distributes insulation products in 20 states, in 1979 and has served as its President since then. Mr. Novogratz is also President of B.G. Automotive, an aftermarket petroleum products company.

    LUIGI AQUILINI has been a Director and Co-Chairman of the Board of the Company since March 31, 1998. Mr. Aquilini is the chairman and principal owner of the Aquilini Investment Group, a large Canadian holding company, which he founded in 1956. The Aquilini Investment Group owns extensive holdings of both real estate properties, financial interests and business operations throughout Canada.

    MYRON CALOF has been the Chief Executive Officer of the Company since June 1, 1998. He has been the Executive Vice President of Aquilini Investment Group since 1994. Prior to that he was Senior Vice President of the Triple 5 Group of companies in Edmonton, Alberta since 1985.

    AL MELLING has been a Director of the Company since March 31, 1998 and is the owner and Chief Executive Officer of MCD, which he founded in 1964. Mr. Melling has been an independent design and development consultant for over 30 years. Through MCD, Mr. Melling is the principal party responsible for the design and development of the Initial Product Line for the Company.

    ANTHONY VAUGHAN has been a Director of the Company since May 1998. He is a senior partner with Fladgate Fielder, a leading firm of solicitors based in the West End of London, and has practiced corporate and commercial law since 1980.

    ROBERT CIESLUKOWSKI has been a Director of the Company since May 1998. Before retiring in 1996, he was Chairman of the Board, President and Chief Executive Officer of Minnesota Valley Engineering, Inc., the world's largest manufacturer of cryogenic equipment, since 1977. Mr. Cieslukowski is currently serving on the board of directors of Kerngas, Ltd., a French chemical company, and Churchill Gunmakers, a United Kingdom company.

    STEPHEN R. CIESLUKOWSKI has been the Chief Financial Officer of the Company since June 1998. He was the Manager of International Sales/Business Development of the Biological Products Division of MVE, Inc., a manufacturer of vacuum insulated products based in Minnesota since 1997. Prior thereto, for a six year period Mr. Cieslukowski held various other positions with MVE, Inc.

    STEVEN SWENSON has been the Director of Sales of the Company since April 1998. He was the Sales and Marketing Representative of Premier Pontoons, a Minnesota-based large manufacturer and marketer of recreational pontoon boats, from 1995 to 1998. Prior thereto, for a six year period Mr. Swenson was employed in various positions by Polaris Industries and Yamaha.

    In March 1998, the shareholders of the Company adopted a procedure of electing directors on a staggered basis whereby one-third of the six directors of the Company will stand for election each year at the regular meeting of shareholders of the Company and until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

    There are three committees of the Board of Directors: an Audit Committee, a Compensation Committee and a Stock Option Committee. The members of the Audit Committee are Anthony Vaughan, Robert Cieslukowski and Myron Calof. The Audit Committee will be charged with reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The members of the Compensation Committee are Luigi Aquilini, Joseph Novogratz and Robert Cieslukowski. The Compensation Committee recommends to the Board of Directors compensation for the Company's key employees. The members of the Stock Option Committee are Anthony Vaughan, Robert Cieslukowski and Luigi Aquilini. The Stock Option Committee administers the Company's 1997 Incentive and Stock Option Plan. See "-1997 Incentive and Stock Option Plan."

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation for the Company's Chief Executive Officer during the fiscal year ended June 30, 1997 and six months ended December 31, 1997. No other executive officer's salary and bonus exceeded $100,000 for services rendered to the Company during such periods.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                       ANNUAL            COMPENSATION AWARDS
                                                   COMPENSATION(1)   ----------------------------
                                   FISCAL YEAR     ---------------     RESTRICTED
NAME AND PRINCIPAL POSITION           ENDED            SALARY        STOCK AWARDS(#)   OPTIONS(#)
------------------------------  -----------------  ---------------   ---------------   ----------
Joseph Novogratz, President...  June 30, 1997         --                 75,000          75,000
                                December 31, 1997(1)    --               --               --

------------------------

(1) Represents a six-month period. Effective December 31, 1997, the Company changed its fiscal year end to December 31.

    The following table sets forth information regarding stock option grants made to the Company's Chief Executive Officer during the fiscal year ended June 30, 1997 and six months ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     INDIVIDUAL GRANTS
                                                            -------------------------------------------------------------------
                                                                                         % OF TOTAL
                                                                                           OPTIONS
                                                                                         GRANTED TO     EXERCISE
                                                                                          EMPLOYEES        OR
                                                                             OPTIONS      IN FISCAL    BASE PRICE   EXPIRATION
NAME                                                           PERIOD       GRANTED#        YEAR         ($/SH)        DATE
----------------------------------------------------------  -------------  -----------  -------------  -----------  -----------
Joseph Novogratz..........................................     Year ended      75,000          28.6%    $    4.00     12/31/06
                                                              June 30,
                                                                1997
                                                               Six months      --            --            --           --
                                                                ended
                                                              December
                                                              31, 1997

    The following table sets forth certain information regarding unexercised stock options held by the Company's Chief Executive Officer as of December 31, 1997.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                       UNEXERCISED
                                                                       OPTIONS AT          VALUE OF UNEXERCISED
                                                                      DECEMBER 31,        IN-THE-MONEY OPTIONS AT
                                                                         1997(#)          DECEMBER 31, 1997($)(1)
NAME                                                             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------  -----------------------  -----------------------
Joseph Novogratz...............................................           75,000/0             $   150,000/0

------------------------

(1) The value of the options is based upon the difference between the exercise price and the assumed initial public offering price of $6.00 per Share.

EMPLOYMENT AGREEMENTS

    Joseph Novogratz has been retained as President of the Company under a three-year employment agreement dated January 1, 1998, subject to early voluntary termination by Mr. Novogratz or the Company. Compensation under this agreement consists of (i) salary of $60,000 per year, (ii) a one time restricted stock grant of 100,000 shares of Common Stock and (iii) a stock option for 300,000 shares of Common Stock exercisable at $6.00 per share, 100,000 shares of which are immediately exercisable, 100,000 of which are exercisable on the first anniversary of the grant date and 100,000 of which are exercisable on the second anniversary of the grant date. The agreement also provides that Mr. Novogratz will not compete with the Company during the term of his employment, and contains non-disclosure provisions requiring him to keep confidential any documents or information concerning the Company and its business. Under an amendment to Mr. Novogratz' employment agreement, Mr. Novogratz agreed to defer all such compensation until the Company completes the Offering, at which time Mr. Novogratz will receive all deferred compensation from a portion of the net proceeds of the Offering which as of May 31, 1998 was approximately $25,000. See "Risk Factors--Portion of Offering Proceeds Benefitting Management and Certain Stockholders" and "Use of Proceeds."

    Myron Calof has been retained as Chief Executive Officer of the Company under a one-year employment agreement dated as of June 1, 1998, subject to early voluntary termination by Mr. Calof or the Company. Compensation under this agreement consists of (i) a salary of $1.00 per year and (ii) a stock option for 100,000 shares of Common Stock exercisable at $6.00 per share. The agreement also provides

Mr. Calof will not compete with the Company during the term of his employment, and contains non-disclosure provisions requiring him to keep confidential any documents or information concerning the Company and its business.

1997 INCENTIVE AND STOCK OPTION PLAN

    The 1997 Incentive and Stock Option Plan (the "Stock Plan") was adopted by the Board and approved by the stockholders in March 1997. As of June 1, 1998, a total of 750,000 shares of Common Stock were reserved for issuance under the Stock Plan. As of March 31, 1998, no options to purchase shares of Common Stock had been exercised, options to purchase a total of 687,500 shares of Common Stock at a weighted average exercise price of approximately $5.45 per share were outstanding and 62,500 shares remained available for future option grants.

    The purpose of the Stock Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees and non-employee directors capable of contributing to the growth and success of, and providing strategic direction to, the Company. By offering such employees and directors an opportunity to acquire a proprietary interest in the Company, the Stock Plan thereby provides incentives to put forth maximum efforts for the success of the Company. The Stock Plan provides for the granting to full- or part-time employees (including officers and directors who are employees) of the Company of "incentive stock options" within the meaning of Section 422 of the Code and for the grant of nonstatutory stock options to employees, consultants, independent contractors and directors of the Company. To the extent an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares of Common Stock having an aggregate fair market value (under all plans of the Company and determined for each share of Common Stock as of the grant date) in excess of $100,000, any excess options are automatically converted to a nonstatutory stock option.

    The Stock Plan is administered by the Board of Directors or the Stock Option Committee (the "Administrator"). The Administrator determines the type and terms of options and purchase rights granted under the Stock Plan, including the number of shares of Common Stock covered, exercise price, term and conditions for exercise of the option. The exercise price of all stock options granted under the Stock Plan must be at least 100% of the fair market value of the Common Stock on the grant date. The term of an incentive stock option may not exceed ten years from the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted shall be at least 110% of the fair market value of the Common Stock on the grant date and the term of such option may not exceed five years. Payment of the exercise price may be, at the discretion of the Administrator, in cash or shares of Common Stock held by the optionee, or shares issuable upon exercise of the option, or a combination thereof. No option may be transferred by the optionee other than by will or the laws of descent and distribution.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Articles of Incorporation limit the liability of directors to the Company or its stockholders for monetary damages to the maximum extent permitted by Minnesota law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission. The Company's Bylaws provide that the Company will indemnify its directors and officers as a contractual obligation and may indemnify its employees and agents against certain liabilities to the fullest extent permitted by Minnesota law. The Company intends to enter into indemnification agreements with each of its current directors and officers.

                              CERTAIN TRANSACTIONS

    The Company was initially incorporated in October 1995 as March Motors Limited, a United Kingdom corporation. March Motors Limited was founded by John
R. Silseth, Sr., Donald F. Shiff and Joseph Novogratz. In connection with the organization of March Motors Limited, the founders and certain consultants associated with them received an aggregate of 840,000 shares of Common Stock of March Motors Limited for nominal consideration, of which Mr. Silseth received 525,000 shares of Common Stock, Mr. Shiff received 90,000 shares of Common Stocks and Mr. Novogratz received 75,000 shares of Common Stock. All motorcycle development of the Company was conducted through March Motors Limited until the Company was reorganized as a Minnesota corporation in August 1996. Pursuant to the reorganization, all shareholders and holders of stock options and warrants of March Motors Limited exchanged all of their shares of Common Stock, stock options and warrants for an identical number of shares of Common Stock, stock options and warrants in the Company. Accordingly, March Motors Limited then became a wholly-owned subsidiary of the Company.

    In March 1996, the three founders of the Company purchased an additional total of 225,000 shares of Common Stock at $.67 per share, including 75,000 shares of Common Stock by Mr. Novogratz, 75,000 shares of Common Stock by Mr. Shiff, and 75,000 shares of Common Stock by Mr. Silseth.

    In June 1996, the Company obtained $300,000 in working capital through the sale of 450,000 shares of Common Stock at $.67 per share in a private placement, of which John T. Kubinski, a former director of the Company, purchased 37,500 shares of Common Stock.

    In December 1996, the Company completed a private placement of 303,200 units (the "Units") at a purchase price of $2.50 per Unit, with each unit consisting of 1.5 shares of Common Stock and a warrant to purchase 1.5 shares of Common Stock at an exercise price of $2.67 per share of which Joseph Novogratz purchased 13,200 Units, Donald F. Shiff purchased 10,000 Units, John T. Kubinski purchased 5,000 Units and James D. Kramer purchased 4,000 Units through his 401(k) retirement plan. Alex G. Daneman, a former director of the Company, also purchased 60,000 Units of this private placement through his conversion of an outstanding loan owed to him by the Company in the amount of $150,000.

    During 1996 and 1997, the Company granted two five-year warrants and one five-year stock option to Joseph Novogratz, a founder and director and President of the Company, in consideration for his providing financing totaling $195,000 and management consulting services. Mr. Novogratz received (i) a warrant to purchase 225,000 shares of Common Stock at $.45 per share, all of which have been exercised by Mr. Novogratz through his conversion of a note in the principal amount of $100,000 owed to him by the Company, (ii) a warrant to purchase 27,000 shares of Common Stock at $1.67 per share, which was later reduced to $.67 per share and exercised by Mr. Novogratz, and (iii) a stock option to purchase 225,000 shares of Common Stock at $.67 per share, of which 129,000 shares of Common Stock have been issued to Mr. Novogratz and 96,000 shares of Common Stock have been issued to assignees of Mr. Novogratz, with one of these assignees being James D. Kramer who has been issued 60,000 of such shares of Common Stock.

    During 1996 and 1997, the Company also granted three five-year warrants to Donald F. Shiff, a founder of the Company, for consulting services and providing loan financing of $35,000. Mr. Shiff received (i) a warrant to purchase 45,000 shares of Common Stock at $.67 per share, all of which have been exercised by Mr. Shiff. (ii) a warrant to purchase 21,000 shares of Common Stock at $1.67 per share, which was later reduced to $.67 per share and exercised by Mr. Shiff, and
(iii) a warrant to purchase 75,000 shares of Common Stock at $1.67 per share which was later reduced to $.67 per share and all exercised by assignees of Mr. Shiff, including Michael F. Bank, David L. Bank and Neil Sell.

    In March 1996 the Company granted a five-year warrant to Alex G. Daneman, a former director of the Company, in consideration for his providing $150,000 financing to the Company, to purchase 225,000 shares of Common Stock at $.67 per share.

    In June 1996 the Company granted a five-year warrant to John T. Kubinski, a former director of the Company, for consulting services, to purchase 150,000 shares of Common Stock at $.67 per share, of which 60,000 shares of Common Stock have been issued to Mr. Kubinski and the balance of 90,000 shares of Common Stock have been issued to assignees of Mr. Kubinski.

    In June 1996 the Company granted a five-year option to Leslie C. MacTaggart, a former director and officer of the Company, for consulting services, to purchase 37,500 shares of Common Stock at $.67 per share, all of which have been assigned to and exercised by Mr. Novogratz.

    Incident to their long-term investment purchases of securities of the Company from a private placement of Units (with each Unit equal to 1.5 shares of Common Stock and one warrant to purchase 1.5 shares of Common Stock at an exercise price of $2.67 per share) which closed in December 1996, certain founders and directors of the Company were granted three-year warrants to purchase an aggregate of 138,300 shares of Common Stock at $2.67 per share, including (i) a warrant for 90,000 shares of Common Stock to Alex G. Daneman incident to his private placement investment of $150,000, (ii) a warrant for 19,800 shares of Common Stock to Joseph Novogratz incident to his private placement investment of $33,000, (iii) a warrant for 15,000 shares of Common Stock to Donald F. Shiff incident to his private placement investment of $25,000, (iv) a warrant for 7,500 shares of Common Stock to John T. Kubinski incident to his private placement investment of $12,500 and (v) a warrant for 6,000 shares of Common Stock to the 401(k) retirement plan of James D. Kramer incident to his private placement investment of $10,000.

    In June 1997, the Company entered into a Resignation and Agreement with James D. Kramer, a former director and officer of the Company. Under the terms of the Resignation and Agreement, Mr. Kramer resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. In addition, Mr. Kramer retained options to purchase 75,000 shares of Common Stock of the Company granted to him under his employment agreement, with an exercise price equal to the price for which the Shares are offered in this Offering.

    Incident to the Company's relationship with MCD, as defined by the MCD Contracts, and as consideration for the settlement of certain royalty payments, the Company agreed to issue to MCD 166,666 shares of Common Stock (determined by dividing $1,000,000 by the initial public offering price per share which is assumed for purposes hereof to be $6.00). Additionally, in October 1997, the Company issued to MCD 59,680 shares of Common Stock valued at $3.00 per share in satisfaction of certain development fees due to MCD. Al Melling, the owner of MCD, is a director of the Company. In addition, the Company is currently renting certain production space from MCD. See "Business--Facilities", and "Business--Prime Contractor Development Agreements."

    In March 1998, the Company entered into a settlement of its finders agreement relating to the Norton Asset Acquisition. Under the terms of the settlement, the Company agreed to issue Minneapple Capital Ltd. 250,000 shares of Common Stock valued at $3.00 per share, as full consideration for all services rendered under the finders agreement, and the release of all present and future claims relating to such finders agreement.

    In March 1998, the Company issued a Series A Note in the principal amount of $52,252 to Donald Shiff, a founder of the Company, and a Series C Note in the principal amount of $228,153 to Joseph Novogratz. The Series A and Series C Notes were issued to Mr. Shiff and Mr. Novogratz for the conversion of certain operating advances made by Mr. Shiff and Mr. Novogratz to the Company, plus accrued interest.

    On March 31, 1998 the Company entered into a three-year consulting agreement (the "Consulting Agreement") with Global Coin Corporation, a British Columbia, Canada corporation ("GCC") whereby the Company engaged GCC to assist the Company in its development program, start-up and operations. Under the terms of the Consulting Agreement GCC is to receive compensation in the form of (i) an annual sum of $60,000, payable in equal monthly installments of $5,000 and (ii) benefit plan provisions on the same terms as such benefits are available or granted to senior executives of the Company to one employee nominee of GCC. The Consulting Agreement also provides that GCC will not compete with the Company during the term of the Consulting Agreement, and contains non-disclosure provisions requiring GCC to keep confidential any documents or information concerning the Company and its business acquired during its engagement by the Company. The Consulting Agreement provides that GCC agrees to defer the $60,000 annual sum. GCC has expressed an intent to be paid all compensation due out of a portion of the net proceeds of the Offering which as of May 31, 1998 was approximately $10,000. See "Use of Proceeds." This agreement automatically renews for successive one-year terms unless either party gives a 60-day written notice of termination to the other party.

    Incident to two letters to the Company dated January 5, 1998, the Company entered into an agreement with North Pacific Lines ("NPL") and Alex Daneman, a director of NPL, whereby, among other things, Mr. Daneman agreed to the termination of his North American distribution rights in respect of the Company's products and relinquished all claims to stock, stock options, warrants and other rights in the Company, including the repurchase by the Company of 90,000 shares of Common Stock, warrants to purchase 90,000 shares of Common Stock and 225,000 warrants to purchase shares of Common Stock, in exchange for consideration in the form of (i) payment to NPL of $120,000 on or before the first to occur of consummation of the Offering or June 30, 1998 (with interest at 10% per year), (ii) the grant to NPL of a fully exercisable, five-year option to purchase 225,000 shares of Common Stock at an exercise price of $.67 per share, (iii) payment of $7,800 to Mr. Daneman for reimbursable expenses and (iv) payment to Mr. Daneman of $180,000 on or before the first to occur of consummation of the Offering or June 30, 1998 (with interest at 10% per year). In connection with this agreement, Mr. Daneman resigned as a director of the Company.

    From March 1998 to June 12, 1998, the Company issued Series A Notes in a private placement to investors, in an aggregate principal amount of $1,457,995 including, (i) $10,000 principal amount to Joseph Novogratz, (ii) $200,000 principal amount to Robert Cieslukowski, a director of the Company, (iii) $90,000 principal amount to Cataract, N.V., ("Cataract") a principal stockholder of the Company and (iv) $10,000 principal amount to GCC, a principal stockholder of the Company. Included therein, in June 1998, the Company issued an aggregate of $80,994 principal amount of Series A Notes to GCC and Cataract as a purchase price adjustment in connection with the Norton Asset Acquisition.

                             PRINCIPAL STOCKHOLDERS

    As of June 1, 1998, the following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, each person maintains a business address c/o Norton Motors International Inc., 14252 23rd Avenue North, Plymouth, Minnesota, 55447-4910, and has sole voting and vesting power over the shares of Common Stock shown as beneficially owned.

                                      NUMBER OF SHARES             PERCENTAGE            PERCENTAGE
                                      OF COMMON STOCK          OWNERSHIP PRIOR TO   OWNERSHIP AFTER THIS
NAME OF BENEFICIAL OWNER             BENEFICIALLY OWNED          THIS OFFERING            OFFERING
------------------------------  ----------------------------   ------------------   --------------------
Joseph Novogratz..............       1,312,484(1)                     14.4%                 10.9%
Al Melling....................         226,346(2)                      2.6%                  1.9%
Minneapple Capital Ltd.(3)....         850,000                         9.9%                  7.3%
Cataract N.V.(4)..............       4,783,404(5)                     47.5%                 36.6%
Global Coin Corporation(6)....         531,489(7)                      6.1%                  4.5%
Luigi Aquilini................         531,489(8)                      6.1%                  4.5%
Myron Calof...................         100,000(9)                      1.1%                   .9%
Robert Cieslukowski...........         191,666(10)                     2.2%                  1.6%
Anthony Vaughan...............        --                           --                    --
All directors and officers as
  a group (7 persons).........       2,361,985(1)(2)(7)(9)(10)        24.3%                 18.6%

------------------------

(1) Includes (i) 375,000 shares of Common Stock issuable upon exercise of options and (ii) 99,184 shares of Common Stock issuable upon the exercise of warrants.

(2) Includes 166,666 shares of Common Stock to be issued to Mr. Melling, upon completion of the Offering, as consideration for the settlement of certain royalty payments, assuming an initial public offering price of $6.00 per share. See "Certain Transactions."

(3) The address for this stockholder is Mineapple Capital, Ltd., 5507 Malibu Drive, Edina, MN 55436.

(4) The address for this stockholder is De Ruyterkade 62, Curacao, Netherlands Antilles

(5) Includes (i) 572,653 shares of Common Stock issuable upon conversion of $1,145,306 principal amount of Series 1997 Debentures, and (ii) 894,298 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $3.00 per share.

(6) The address for this stockholder is Global Coin Corporation, c/o Aquilini Investment Group, Main Level, Standard Building, 510 West Hastings Street, Vancouver, BCV6B IL8.

(7) Includes (i) 63,628 shares of Common Stock issuable upon conversion of $127,256 principal amount of Series 1997 Debentures, and (ii) 99,366 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $3.00 per share.

(8) Represents shares owned by Global Coin Corporation, all of the stockholders of which are the wife and children of Mr. Aquilini. Mr. Aquilini disclaims beneficial ownership of all such shares.

(9) Consists of 100,000 shares of Common Stock issuable upon the exercise of options held by Myron Calof.

(10) Consists of (i) 125,000 shares of Common Stock issuable upon the conversion of $250,000 principal amount of Series 1997 Debentures and (ii) 66,666 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $3.00 per share.

                           DESCRIPTION OF SECURITIES

    The following description of the securities of the Company and certain provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws to be effective upon completion of the Offering is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement, of which this Prospectus is a part.

    Upon completion of the Offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, $.01 par value and 5,000,000 shares of Preferred Stock, $.10 par value.

COMMON STOCK

    Upon completion of this Offering, there will be 11,611,094 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share for the election of directors and on all matters to be voted upon by the shareholders of the Company and there are no cumulative voting rights. The holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors in accordance with the MBCA. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share in assets remaining after payment of liabilities in accordance with the MBCA. The holders of Common Stock have no preemptive rights. The outstanding shares of Common Stock are, and the Shares offered by the Company in the Offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of Common Stock of any series of preferred stock which the Company may designate and issue in the future.

PREFERRED STOCK

    The Company's Amended and Restated Articles of Incorporation shall be amended prior to the effective date of the Offering to include a provision authorizing 5,000,000 shares of a class of undesignated Preferred Stock, which allows the Board of Directors of the Company, without further stockholder action, to issue Preferred Stock with, among other things, rights to vote for the election of directors of the Company and in amounts that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

ANTI-TAKEOVER PROVISIONS OF THE MINNESOTA BUSINESS CORPORATION ACT; ARTICLES OF
  INCORPORATION

    Certain provisions of Minnesota law and the Company's Articles of Incorporation described below could have an antitakeover effect. These provisions are intended to provide management flexibility to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company, if the Board determines that such a takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company which could deprive the Company's shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

    Section 302A.671 of the MBCA applies, with certain exceptions, to any acquisitions of voting stock of the Company (from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of the granting of voting rights for the shares received pursuant to any such acquisition by a majority vote of the shareholders of the Company. In general, shares acquired without such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to deliver a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

    Section 302A.673 of the MBCA generally prohibits any business combination by the Company, or any subsidiary of the Company, with any shareholder which purchases 10% or more of the Company's voting shares (an "interested shareholder") within four years following such interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the Company before the interested shareholder's share acquisition date.

REGISTRATION RIGHTS

    Pursuant to an agreement between the Company and NML, following the Offering, 550,000 shares of Common Stock of the Company currently held by Cataract, and GCC in connection with the Norton Asset Acquisition, as well as an additional 550,000 shares of Common Stock of the Company issuable to Cataract and GCC upon the exercise of warrants held by them in connection with the Norton Asset Acquisition, are subject to registration rights upon the request of the holders of at least a majority of such shares. Upon such a request, the Company will be required to prepare and file a registration statement under the Securities Act of 1933, as amended, covering such shares. The Company is not required to prepare and file such registration statement until the Company becomes eligible to use Form S-3, or until 24 months following the effective date of this Offering, whichever occurs first. All of such shares are subject to Lock-Up Agreements for a period of thirteen months following the date of this Prospectus. See "Shares Eligible For Future Sale."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is Continental Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of this Offering, the Company will have 11,611,094 shares of Common Stock outstanding, of which the 3,000,000 Shares offered hereby will be transferable without restriction under the Securities Act. The other 8,611,094 outstanding shares of Common Stock are "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration such as Rule 144. In general, under the holding period requirements of Rule 144, subject to the satisfaction of certain other conditions a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least one year, is entitled to sell (together with any person with whom such individual is required to aggregate sales) within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the total number of outstanding shares of Common Stock of the same class, or, if the Common Stock is quoted on the American Stock Exchange or another national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information regarding the Company. A person who has not been an affiliate of the Company for at least three months, and who has beneficially owned restricted securities for at least two years, is entitled to sell such restricted shares of Common Stock under Rule 144(k) without regard to any of the limitations described above.

    Subject to certain limitations on the aggregate offering price of a transaction and other conditions, Rule 701 generally may be relied upon with respect to the sale of shares of Common Stock purchased from the Company by its employees, directors, officers or consultants prior to the date of this Prospectus pursuant to written compensatory benefit plans such as the Stock Plan and written contracts such as option agreements. Rule 701 is also available for sales of shares of Common Stock acquired by persons pursuant to the exercise of options granted prior to the effective date of this Prospectus, regardless of whether the option exercise occurs before or after the effective date of this Prospectus. Securities issued in reliance on Rule 701 are "restricted securities" within the meaning of Rule 144 and, beginning 90 days after the date of this Prospectus. may be sold by persons other than affiliates of the Company subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year minimum holding period requirement.

    As of June 1, 1998, options granted under the Stock Plan to purchase a total of 687,500 shares of Common Stock were outstanding and options to purchase an additional 62,500 shares of Common Stock were reserved for future issuance under the Stock Plan. Of the options granted under the Stock Plan, 487,500 of such options were currently exercisable. Shares of Common Stock issued upon the exercise of outstanding options will be "restricted securities" and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. Potential exemptions include those available under Rule 144 and Rule 701.

    No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time. Pursuant to the Lock-Up Agreements, the Company, all officers and directors of the Company and all holders of outstanding securities exercisable for or convertible into Common Stock have agreed not to, directly or indirectly, issue, agree or offer to sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of 13 months following the date of this Prospectus (and with respect to 125,000 shares for a period of 24 months following the date of this Prospectus) without the prior written consent of the Representative. The Representative has no general policy with respect to the release of shares of Common Stock prior to the expiration of the Lock-Up period and no present intention to waive or modify any of these restrictions on the sale of Company securities. Assuming that the Representative does not release the shareholders from the Lock-Up Agreements, after the Lock-Up Period all of the shares of Common Stock will be eligible for sale in the public market. Of such shares of Common Stock, 4,707,928 shares of Common Stock will be eligible for sale under Rule 144 (subject to volume limitations imposed by such rule), 3,903,166 shares of Common Stock will be eligible for sale under Rule 144(k), and 687,500 shares of Common Stock will be eligible for sale under Rule 701. In addition, 550,000 shares of Common Stock and an additional 550,000 shares issuable upon exercise of outstanding warrants are subject to registration rights. The sale or issuance, or the potential for sale or issuance, of Common Stock after the Lock-Up Period could have an adverse impact on the market price of the Common Stock. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect the prevailing market price for the Common Stock. See "Underwriting" and "Description of Securities-- Registration Rights."

                                  UNDERWRITING

    The Underwriters named below (the "Underwriters"), for whom Dirks & Company, Inc. is acting as Representative, have severally agreed subject to the terms and conditions contained in the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Common Stock set forth opposite their names:

                                                                                   NUMBER OF
UNDERWRITERS                                                                         SHARES
---------------------------------------------------------------------------------  ----------
Dirks & Company, Inc.............................................................
                                                                                   ----------
      Total                                                                         3,000,000
                                                                                   ----------
                                                                                   ----------

    The Underwriters are committed to purchase all the Shares offered hereby, if any of the Shares are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the conditions precedent specified therein.

    The Company has been advised by the Representative that the Underwriters initially propose to offer the Shares to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers
concessions not in excess of $[      ] per Share. Such dealers may reallow a
concession not in excess of $[      ] per Share to certain other dealers. After
the commencement of the Offering, the public offering price, concessions and reallowances may be changed by the Representative. The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Shares offered by the Company hereby.

    The Company has agreed that, for (5) years after the date of this Prospectus, it will use its best efforts to cause one individual designated by the Representative, if any, to be elected to the Company's Board of Directors. Such individual may be a director, officer, employee or affiliate of the Representative. In the event the Representative elects not to designate a person to serve on the Company's Board of Directors, the Representative may designate a person to attend meetings of the Board of Directors. In addition, the Underwriting Agreement provides that the Company, its subsidiaries and its affiliates will grant to the Representative a right of first-refusal for a period of three (3) years after the date of this Prospectus, for any sale of securities to be made by the Company, its affiliates or any of its present or future subsidiaries.

    The Company has granted to the Underwriters the Over-Allotment Option, exercisable during the 45-day period from the date of this Prospectus, to purchase from the Company up to an additional 450,000 Shares at the initial public offering price, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Shares offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Shares proportionate to its initial commitment.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make. The Company has agreed to pay to the Representative a non-accountable expense allowance equal to three percent of the gross proceeds derived from the sale of the Shares underwritten, of which $25,000 has been paid to date.

    In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Shares for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Shares in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Shares in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 450,000 Shares by exercising the Over-Allotment Option referred to above. In addition, the Representative may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the Shares that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the Shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

    The Company's directors, and executive officers, and all holders of shares of Common Stock, options, warrants or other securities convertible, exercisable or exchangeable for Common Stock, have, pursuant to certain lock-up agreements (the "Lock-up Agreements"), agreed not to offer, sell, or otherwise dispose of any shares of Common Stock for a period of 13 months following the date of this Prospectus (and with respect to 125,000 shares for a period of 24 months following the date of this Prospectus) without the prior written consent of the Representative and the Company. An appropriate legend shall be placed on the certificates representing such securities. The Representative has no general policy with respect to the release of shares prior to the expiration of the lock-up period and no present intention to waive or modify any of these restrictions on the sale of Company securities.

    Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiation between the Company and the Representative and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

    Dirks & Company, Inc., the Representative, commenced operations in July 1997. The Representative has co-managed two public offerings of securities and participated in an additional two public offerings of securities as an underwriter. Accordingly, the Representative has limited experience as an underwriter of public offerings of securities.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

                                 LEGAL MATTERS

    Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York. Orrick Herrington & Sutcliffe LLP, New York, New York, has served as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1997 and for the six months ended December 31, 1997 and for the year ended June 30, 1997 appearing in this Prospectus and the Registration Statement, have been audited by Pannell Kerr Forster PC, independent auditors, as set forth in their report thereon included elsewhere in this Prospectus and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. The financial statements of the Company for the period October 12, 1995 (inception) to June 30, 1996, appearing in this Prospectus and the Registration Statement, have been audited by Stirtz Bernards Boyden Surdel & Larter P.A., independent auditors, as set forth in their report thereon included elsewhere in this Prospectus and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") on Form SB-2 under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. In addition, statements contained in this Prospectus concerning the provisions of any document filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by this reference.

    The Registration Statement, including all exhibits and schedules thereto, may be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material, including the Registration Statement, can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

    The Company intends to distribute to its stockholders annual reports containing financial statements audited by its independent certified public accountants and will make available copies of quarterly reports containing unaudited interim financial statements for the first three quarters of each fiscal year.

                        NORTON MOTORS INTERNATIONAL INC.

INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----

Independent Auditors' Reports..............................................................................         F-2

Balance Sheet..............................................................................................         F-4

Statement of Operations....................................................................................         F-5

Statement of Stockholders' (Deficit).......................................................................         F-6

Statement of Cash Flows....................................................................................         F-7

Notes to Financial Statements..............................................................................         F-8

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Norton Motors International Inc.
(A Development Stage Enterprise)

    We have audited the accompanying balance sheet of Norton Motors International Inc., (a development stage enterprise) as of December 31, 1997 and the related statements of operations, stockholders' (deficit) and cash flows for the year ended June 30, 1997 and for the six months ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The Company is in the development stage and has incurred operating losses of $6,874,239 (unaudited) through March 31, 1998. The Company has $97,480 (unaudited) of cash as of March 31, 1998, which is not sufficient to fund operations for one year. The Company plans to file for an initial public offering of its common stock which, if completed, is expected to provide the Company with the working capital necessary to fund operations for at least one year.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norton Motors International Inc., (a development stage enterprise) as of December 31, 1997, and the results of its operations and its cash flows for the year ended June 30, 1997 and for the six months ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Pannell Kerr Forster PC

New York, NY
April 20, 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Norton Motors International Inc.
(A Development Stage Enterprise)

    We have audited the accompanying statements of operations, stockholders' (deficit) and cash flows of Norton Motors International Inc., (formerly March Motors International, Inc.) (a development stage enterprise) for the period October 12, 1995 (inception) through June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Norton Motors International Inc., (a development stage enterprise) for the period October 12, 1995 (inception) to June 30, 1996, in conformity with generally accepted accounting principles.

                                          Stirtz Bernards Boyden Surdel &
                                          Larter, P.A.

Edina, Minnesota
March 18, 1997

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET

                                     ASSETS

                                                                                             MARCH 31, 1998
                                                                                              (UNAUDITED)
                                                                        DECEMBER 31,   --------------------------
                                                                            1997         ACTUAL       PRO FORMA
                                                                        -------------  -----------  -------------
                                                                                                    (SEE NOTE 1)
Current assets
  Cash................................................................  $     110,231  $    97,480
  Prepaid expenses....................................................         60,583      --
                                                                        -------------  -----------
    Total current assets..............................................        170,814       97,480
                                                                        -------------  -----------
Property and equipment--at cost
  Land and building (note 2)..........................................       --          1,150,000
  Equipment...........................................................         19,836       19,836
                                                                        -------------  -----------
                                                                               19,836    1,169,836
  Less accumulated depreciation.......................................         (4,013)      (4,723)
                                                                        -------------  -----------
                                                                               15,823    1,165,113
                                                                        -------------  -----------
Deferred public offering costs........................................         55,000       97,184
Intellectual property (note 2)........................................       --            440,000
Other assets..........................................................          2,800        2,600
                                                                        -------------  -----------
                                                                               57,800      539,784
                                                                        -------------  -----------
    Total assets......................................................  $     244,437  $ 1,802,377
                                                                        -------------  -----------
                                                                        -------------  -----------

                                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities
  Accounts payable and accrued expenses...............................  $      21,046  $   220,741  $     220,741
  Accrued interest payable............................................         33,826       29,076         29,076
  Advances payable--related parties (note 3)..........................        248,844      --            --
  Convertible subordinated debentures (note 5)........................      1,097,000    2,516,000       --
  Notes payable--related parties (note 4).............................       --          1,600,405      1,600,405
                                                                        -------------  -----------  -------------
    Total current liabilities.........................................      1,400,716    4,366,222      1,850,222
                                                                        -------------  -----------  -------------
Commitments and contingencies (note 7)

Stockholders' (deficit) (note 6)
  Common stock, $.01 par value; 50,000,000 shares authorized; issued and outstanding at December 31,1997--3,241,480; at March 31,
    1998--7,276,428, pro forma--8,611,094.............................         32,415       72,764         86,111
  Additional paid-in capital..........................................      3,199,530    4,246,030      6,628,683
  Subscription receivable.............................................         (8,400)      (8,400)        (8,400)
  (Deficit) accumulated during the development stage..................     (4,379,824)  (6,874,239)    (6,874,239)
                                                                        -------------  -----------  -------------
    Total stockholders' (deficit).....................................     (1,156,279)  (2,563,845)      (167,845)
                                                                        -------------  -----------  -------------
    Total liabilities and stockholders' (deficit).....................  $     244,437  $ 1,802,377  $   1,682,377
                                                                        -------------  -----------  -------------
                                                                        -------------  -----------  -------------

                       See notes to financial statements

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS

                                      OCTOBER 12,                                                                FROM
                                         1995                                                                  INCEPTION
                                      (INCEPTION)                  SIX MONTHS        THREE MONTHS ENDED       OCTOBER 12,
                                          TO        YEAR ENDED        ENDED               MARCH 31              1995 TO
                                       JUNE 30,      JUNE 30,     DECEMBER 31,   --------------------------    MARCH 31,
                                         1996          1997           1997          1997          1998           1998
                                      -----------  -------------  -------------  -----------  -------------  -------------
                                                                                 (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Cost and expenses:
  Research and development expense
    (note 7)........................  $   529,996  $     903,901  $   1,557,219   $ 264,343   $     314,127  $   3,305,243
  General and administrative
    expense.........................      153,564        354,962        443,944      37,692         342,612      1,295,082
  Other expenses
    (notes 2 and 7).................      --            --              254,595      --           1,799,349      2,053,944
                                      -----------  -------------  -------------  -----------  -------------  -------------
                                          683,560      1,258,863      2,255,758     302,035       2,456,088      6,654,269
  Interest expense..................      136,600         11,217         33,826      11,217          38,327        219,970
                                      -----------  -------------  -------------  -----------  -------------  -------------
    Net (loss)......................  $  (820,160) $  (1,270,080) $  (2,289,584)  $(313,352)  $  (2,494,415) $  (6,874,239)
                                      -----------  -------------  -------------  -----------  -------------  -------------
                                      -----------  -------------  -------------  -----------  -------------  -------------
Pro forma net (loss) per common
  share (note 1)....................               $       (0.16) $       (0.26)              $       (0.27)
                                                   -------------  -------------               -------------
                                                   -------------  -------------               -------------
Shares of Common Stock used for
  purpose of computing pro forma net
  (loss) per share (note 1).........                   8,006,692      8,972,275                   9,210,037
                                                   -------------  -------------               -------------
                                                   -------------  -------------               -------------

                       See notes to financial statements

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENT OF STOCKHOLDERS' (DEFICIT)

                FOR THE PERIOD FROM OCTOBER 12, 1995 (INCEPTION)
                               TO MARCH 31, 1998

                                                                                                       (DEFICIT)
                                                      COMMON STOCK                                    ACCUMULATED
                                                ------------------------  ADDITIONAL                   DURING THE
                                                 NUMBER OF                  PAID-IN    SUBSCRIPTION   DEVELOPMENT
                                                  SHARES      PAR VALUE     CAPITAL     RECEIVABLE       STAGE        TOTAL
                                                -----------  -----------  -----------  -------------  ------------  ----------
Balance - October 12, 1995....................                $  --        $  --         $  --         $   --       $   --
  Founders shares at $.01 per share...........     840,000        8,400       --            (8,400)        --           --
  Common stock issued for cash at $.67 per
    share.....................................     675,000        6,750      443,250        --             --          450,000
  Stock issued for services...................      75,000          750       49,250        --             --           50,000
  Common stock issued for cash at $1.67 per
    share.....................................       9,000           90       14,910        --             --           15,000
  Issuance of stock warrants for services.....      --           --           79,100        --             --           79,100
  Issuance of stock warrants for loan.........      --           --          130,500        --             --          130,500
  Offering costs..............................      --           --          (39,000)       --             --          (39,000)
  Net (loss)..................................      --           --           --            --           (820,160)    (820,160)
                                                -----------  -----------  -----------  -------------  ------------  ----------
Balance - June 30, 1996.......................   1,599,000       15,990      678,010        (8,400)      (820,160)    (134,560)
  Common stock issued for cash at $1.67 per
    share.....................................     364,800        3,648      604,352        --             --          608,000
  Common stock issued through loan conversion
    at $1.67 per share........................      90,000          900      149,100        --             --          150,000
  Exercise of stock options/warrants at $.67
    per share.................................     447,750        4,477      294,023        --             --          298,500
  Stock issued for services...................     315,000        3,150      206,850        --             --          210,000
  Loan conversion at $.45 share...............     225,000        2,250       97,750        --             --          100,000
  Offering costs..............................      --           --         (101,095)       --             --         (101,095)
  Net (loss)..................................      --           --           --            --         (1,270,080)  (1,270,080)
                                                -----------  -----------  -----------  -------------  ------------  ----------
Balance - June 30, 1997.......................   3,041,550       30,415    1,928,990        (8,400)    (2,090,240)    (139,235)
  Exercise of warrants at $.67 per share......      36,750          368       24,132        --             --           24,500
  Exercise of warrants at $.67 through loan
    conversion................................     103,500        1,035       67,965        --             --           69,000
  Stock issued for services...................      59,680          597      178,443        --             --          179,040
  Stock to be issued for services (note 7)....      --           --        1,000,000        --             --        1,000,000
  Net (loss) for the six months ended December
    31, 1997..................................      --           --           --            --         (2,289,584)  (2,289,584)
                                                -----------  -----------  -----------  -------------  ------------  ----------
Balance - December 31, 1997...................   3,241,480       32,415    3,199,530        (8,400)    (4,379,824)  (1,156,279)
  Stock issued for services...................     350,000        3,500    1,046,500        --             --        1,050,000
  Stock issued for purchase of intellectual
    assets (note 2)...........................   3,684,948       36,849       --            --             --           36,849
  Net (loss) for the three months ended March
    31, 1998..................................      --           --           --            --         (2,494,415)  (2,494,415)
                                                -----------  -----------  -----------  -------------  ------------  ----------
Balance - March 31, 1998 (unaudited)..........   7,276,428    $  72,764    $4,246,030    $  (8,400)    $(6,874,239) $(2,563,845)
                                                -----------  -----------  -----------  -------------  ------------  ----------
                                                -----------  -----------  -----------  -------------  ------------  ----------

                       See notes to financial statements

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS

                                                                                                                 FROM
                                            OCTOBER 12,                                                        INCEPTION
                                               1995                    SIX MONTHS      THREE MONTHS ENDED     OCTOBER 12,
                                            (INCEPTION)  YEAR ENDED      ENDED              MARCH 31            1995 TO
                                            TO JUNE 30,   JUNE 30,    DECEMBER 31,  ------------------------   MARCH 31,
                                               1996         1997          1997         1997         1998         1998
                                            -----------  -----------  ------------  -----------  -----------  -----------
                                                                                    (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Cash flows from operating activities
  Net (loss)..............................   $(820,160)  ($1,270,080)  $(2,289,584)  $(313,352)  ($2,494,415) ($6,874,239)
  Adjustments to reconcile net (loss) to
    net cash (used) by operating
    activities
    Stock issued for services.............      97,100      210,000     1,179,040       --        1,050,000    2,536,140
    Asset acquisition expense.............      --           --            --           --          869,349      869,349
    Non-cash expenses.....................      --           56,653        21,122       --           --           77,775
    Accrued interest expense..............     130,500       --            33,826       --           27,310      191,636
    Depreciation and amortization.........      --            3,397         1,816        1,412          910        6,123
    Changes in certain other accounts
      Prepaid expenses....................      (4,768)       4,768       (60,583)        (232)      60,583       --
      Deferred costs and other assets.....      (4,000)     (90,000)       36,046      (90,000)     (42,488)    (100,442)
      Accounts payable and accrued
        expenses..........................      86,100       39,700      (105,800)      64,138      200,000      220,000
                                            -----------  -----------  ------------  -----------  -----------  -----------
        Net cash (used) by operating
          activities......................    (515,228)  (1,045,562)   (1,184,117)    (338,034)    (328,751)  (3,073,658)
                                            -----------  -----------  ------------  -----------  -----------  -----------
Cash flows (used) by investing activities
  Purchase of equipment...................      --          (19,836)       --          (19,836)      --          (19,836)
                                            -----------  -----------  ------------  -----------  -----------  -----------
Cash flows from financing activities
  Proceeds from advances payable..........     250,000       92,357       212,638       --           --          554,995
  Repayment of advances payable...........      --           --           (64,926)      --           --          (64,926)
  Proceeds from issuing convertible
    subordinated debentures...............      --           --         1,097,000       --          146,000    1,243,000
  Proceeds from issuing notes payable.....      --           --            --           --          170,000      170,000
  Proceeds from issuing common stock......     465,000      906,500        24,500      218,500       --        1,396,000
  Offering costs..........................      (7,000)    (101,095)       --           --           --         (108,095)
                                            -----------  -----------  ------------  -----------  -----------  -----------
        Net cash provided by financing
          activities......................     708,000      897,762     1,269,212      218,500      316,000    3,190,974
                                            -----------  -----------  ------------  -----------  -----------  -----------
        Net increase (decrease) in cash...     192,772     (167,636)       85,095     (139,370)     (12,751)      97,480

Cash at beginning of period...............      --          192,772        25,136      195,732      110,231       --
                                            -----------  -----------  ------------  -----------  -----------  -----------
Cash at end of period.....................   $ 192,772    $  25,136    $  110,231    $  56,362    $  97,480    $  97,480
                                            -----------  -----------  ------------  -----------  -----------  -----------
                                            -----------  -----------  ------------  -----------  -----------  -----------

                       See notes to financial statements

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 1--BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND CHANGES IN CORPORATE NAME AND YEAR-END

    March Motors Limited (Limited) was formed in 1995 to design and develop high performance motorcycles to be marketed in the premium-priced segment of the worldwide motorcycle marketplace. In August 1996, March Motors International, Inc. (March) was incorporated in the state of Minnesota concurrent with an exchange of shares whereby, shareholders of Limited exchanged their shares for an equal number of shares in March; and Limited became a wholly-owned subsidiary of March. March completed a strategic business transaction at the end of March 1998 through its acquisition (Norton Asset Acquisition) of trademarks, tradenames, a manufacturing facility, and certain other assets from Norton Motorcycles Limited (Norton) (see note 2).

    Subsequent to the Norton Asset Acquisition, March changed its official name to Norton Motors International Inc. (the Company) Additionally, the Company also changed its reporting fiscal year from June 30 to December 31.

    The Company intends to market and distribute its products through dealers and distributors in the United States and abroad.

DEVELOPMENT STAGE ACTIVITY

    Through March 31, 1998, the Company's development activities consisted primarily of efforts to raise funds and the development of motorcycles and other bodywork components. The Company has not yet commenced the selling of its products and, therefore, has not generated any revenue therefrom. Accordingly, at March 31, 1998, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7.

    Since inception (October 12, 1995) through March 31, 1998 the Company has incurred losses of $6,874,239. Management of the Company expects to incur additional substantial losses in the near term. The Company has not marketed any products or generated revenues from operations since inception. Future revenues, if any, are expected to be generated from sales of products. No assurance can be given that the development of the Company's products will be successfully completed and that such products can be manufactured at acceptable costs and with appropriate quality or that any products can be successfully marketed.

    The likelihood of the success of the Company must be considered in light of the uncertainty caused by problems, expenses, complications and delays frequently encountered in connection with the development of new business ventures. These business risks include the possible need for additional capital, dependence on a limited number of key personnel, competition and the ability to obtain required regulatory approvals and market its products and services. Management is actively pursuing an initial public offering (IPO) of its common stock to finance operations of the Company (see note 8).

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 1--BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

UNAUDITED INTERIM FINANCIAL DATA

    The interim financial data as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 and for the period from inception (October 12, 1995) through March 31, 1998 are unaudited; however, in the opinion of management, the interim financial data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these interim periods. The interim financial data are not necessarily indicative of the results of operations for a full fiscal year.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of the Company's financial instruments approximates fair value.

RESEARCH AND DEVELOPMENT

    Research and development costs are expensed as incurred.

PROPERTY AND EQUIPMENT

    The building is stated at cost (see note 2) and will be depreciated on a straight-line basis over 39 years from the date of acquisition. Equipment is also stated at cost and is being depreciated on a straight-line basis over 7 years.

INTELLECTUAL PROPERTY ASSETS

    Intellectual property assets obtained from Norton (see note 2), which consists mainly of trademarks, will be amortized on a straight-line basis over 17 years.

INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards.

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 1--BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company has not recorded any income tax expense during the period from inception to March 31, 1998 because of operating losses incurred since inception.

    At December 31, 1997, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $2,500,000. The net operating loss carryforwards expire through 2012 and are subject to review and possible adjustment by the Internal Revenue Service. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforward available to be used in any given year in the event of significant changes in ownership interest.

NONMONETARY TRANSACTION

    Common stock, options and warrants issued for services are generally recorded at the estimated fair value of the instrument given or the services rendered, whichever is more readily determinable.

PRO FORMA NET LOSS PER COMMON SHARE

    Pro forma net loss per common share is computed using the weighted-average number of common and common equivalent shares outstanding during the periods presented. Common equivalent shares include convertible subordinated debentures and stock options and warrants. Common equivalent shares are excluded from the computation if their effect is antidilutive, except that, pursuant to the rules of the Securities and Exchange Commission, common equivalent shares (using the treasury stock method and an assumed initial public offering price of $6 per share) issued during the twelve months prior to the initial filing date of the proposed public offering have been included in the computation as if they were outstanding for all periods presented.

    Historical net loss per share information is not considered meaningful due to the significant changes in the Company's stockholders' equity prior to the consummation of the IPO. Accordingly, such per share information is not presented.

    The pro forma net loss per common share assumes a three for two stock split (see note 6).

    In early 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS
128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of stock options, warrants and convertible securities. Dilutive earnings per share is very similar to the previously reported fully diluted earnings per share.

PRO FORMA BALANCE SHEET PRESENTATION

    The pro forma balance sheet at March 31, 1998 reflects (1) the automatic conversion of all outstanding convertible subordinated debentures into 1,258,000 shares of common stock (see note 5) (2) the issuance of 166,666 shares of common stock as settlement of a royalty agreement (see note 7c) and (3) the repurchase of 90,000 shares of stock and warrants to purchase 90,000 shares of Common Stock from a former director of the Company (see note 7d), all of which will occur either before or upon the consummation of the Company's initial public offering (see note 8).

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 1--BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK-BASED COMPENSATION

    The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB Opinion No. 25) and related interpretations in accounting for its stock option plan. FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") was issued in October 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to those of the Company. Adoption of SFAS 123 is optional; however, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS 123 are provided, if applicable.

SUPPLEMENTAL CASH FLOW INFORMATION

    Noncash investing and financing activity is summarized as follows:

        Advances payable to related parties converted into common stock amounted to $250,000 during the year ended June 30, 1997 and $38,000 during the six months ended December 31, 1997.

        Notes payable were issued in exchange for real and personal property ($1,150,000) and advances payable to related parties ($280,405) during the three months ended March 31, 1998.

        During the three months ended March 31, 1998, the Company issued $1,272,500 of convertible subordinated debentures and 3,684,948 shares of common stock (par value--$36,849) in exchange for intellectual property valued at $440,000. (See note 2)

NOTE 2--ACQUISITION OF CERTAIN NORTON ASSETS

    On March 11, 1998, March and Norton entered into an asset purchase agreement whereby March acquired various trademarks, tradenames and intellectual property (the Intellectual property assets) and certain property, equipment and other assets (the Factory assets) from Norton.

    A summary of the consideration paid to Norton for its Intellectual property assets and the Factory assets is as follows:

        1. In consideration for the Intellectual property assets, March issued 3,684,948 shares of common stock to the owners of Norton which amount was equal to the total of (1) all then issued and outstanding shares of common stock (2) all pending issuances, and (3) the amount of shares of common stock that could otherwise be obtained or issued through conversion of certain indebtedness, subscriptions, rights, plans, instruments, warrants, options or otherwise such that the shareholders of Norton collectively became a 50% owner of the Company. In addition, the Company issued $1,272,500 in convertible subordinated debentures (see note 5) to the Norton shareholders (Norton Debentures) which was an amount equal to the entire principal ($1,243,500) and accrued interest ($29,000) on all of the then currently outstanding debentures (the Norton Debentures are automatically converted to common stock upon the consummation of the pending IPO of the Company). The Company also issued warrants to the Norton shareholders for the purchase of 550,000 common shares of the Company which are exercisable at $3 per share and expire in four years.

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 2--ACQUISITION OF CERTAIN NORTON ASSETS (CONTINUED)
        2. In consideration for the Norton Factory assets, the Company issued a Series A note payable to the Norton shareholders in the amount of $1,150,000 (see note 4). This note is collateralized by the Factory assets through a mortgage on the Company's production facility and all supplies therein. The Company also issued a warrant to purchase 383,333 shares of common stock at $3 per share.

    Incident to this acquisition of the Norton assets, the Company did not assume any liabilities or obligations of Norton of any kind or nature currently outstanding or to be outstanding in the future.

    Norton had not been active in the production and marketing of motorcycles and its Factory assets had not been used for the production of motorcycles for a number of years. Accordingly, the Company has accounted for these transactions as an acquisition of assets. The acquisition of the Factory assets have been recorded at the value of the principal amount of the Series A note payable in the amount of $1,150,000 which approximates the Factory assets fair value. The acquisition of the Intellectual property assets have been recorded at $440,000, the historical cost basis carried over from the Norton shareholders. The difference between the face value of the convertible subordinated debentures ($1,272,500) and the par value of the common stock ($36,849) issued to the Norton shareholders and the historical cost of the intellectual property assets ($440,000) amounted to $869,349 and has been included as part of other expenses in the three month period ended March 31, 1998. Additionally, no value has been assigned to the 550,000 warrants issued in connection with the acquisition of the Intellectual property assets. (See note 6)

NOTE 3--ADVANCES PAYABLE--RELATED PARTY

    The advances payable to related parties consists of various operating advances made by certain officers of March. At March 31, 1998 these advances and accrued interest were converted into Series A and Series C notes payable (see note 4).

    Interest expense on these advances during the six months ended December 31, 1997 and the three months ended March 31, 1998 amounted to $6,750 and $9,252, respectively.

NOTE 4--NOTES PAYABLE--RELATED PARTIES

    The Company has issued both Series A and Series C notes during the three months ended March 31, 1998. These notes were issued as a result of (1) the conversion of $280,405 in advances and accrued interest payable (see note 3),
(2) $170,000 in operating advances from shareholders of March and Norton, and
(3) $1,150,000 in connection with the purchase of the Norton Factory assets (see note 2). Each note was issued with warrants equivalent to one-third of the principal amount of the note. The warrants are

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 4--NOTES PAYABLE--RELATED PARTIES (CONTINUED) exercisable at $3 per share and expire three years from the date of issuance. A summary of these notes at March 31, 1998 is as follows:

                                                                                                        MARCH
                                                                                                       31, 1998
                                                                                                    --------------
                                                                                                     (UNAUDITED)
Series A notes bear interest at 10% per annum and mature at the earlier of nine months from the
  date of issuance or upon the closing of an IPO..................................................   $  1,372,252
Series C note bears interest at 10% per annum and mature at the earlier of 2 years from the date
  of issuance or upon the closing of an IPO.......................................................        228,153
                                                                                                    --------------
                                                                                                     $  1,600,405
                                                                                                    --------------

    All of the above notes have been issued to current shareholders and/or directors of the Company. Interest expense on these notes for the three month period ended March 31, 1998 was not material. Subsequent to March 31, 1998, the Company issued an additional $1,287,994 in Series A notes.

NOTE 5--CONVERTIBLE SUBORDINATED DEBENTURES

                                                                                        DECEMBER 31,   MARCH 31,
                                                                                            1997          1998
                                                                                        ------------  ------------
                                                                                                      (UNAUDITED)
The convertible subordinated debentures (Debentures) bear interest at 10% per annum, payable semi-annually, and mature in September 2000. The Debentures are automatically convertible into common stock of the Company upon the consummation of the IPO. The Debentures may also be converted at any time into common shares at the option of the holder based upon the lesser of $2 per share or one-half the proposed
  IPO price...........................................................................  $  1,097,000  $  2,516,000
                                                                                        ------------  ------------

NOTE 6--STOCKHOLDERS' (DEFICIT)

STOCK SPLIT

    In September 1997, the Board of Directors approved a three-for-two stock split of issued and outstanding common shares. In addition, in March 1998 the Board of Directors approved an increase in the authorized number of shares of common stock to 50,000,000. All shares, per share, option and warrant information in the accompanying financial statements has been restated to reflect the effect of the split and change in authorized shares.

STOCK OPTION PLANS

    Under the Company's stock option plan, incentive and nonqualified stock options may be granted to employees, consultants and outside directors, to purchase a maximum of 750,000 shares of Common Stock.

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 6--STOCKHOLDERS' (DEFICIT) (CONTINUED)
Under the incentive plan, the exercise price of each option shall not be less than fair value of the share on the date of grant, and an option's maximum term is ten years.

    The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for its non-qualified stock option plan as stock options granted under this plan have an exercise price equal to or greater than the estimated fair value on the date of grant. Since inception, the Company has issued options to three of its employees/ directors. If compensation costs had been determined based upon the fair value at the grant date for awards consistent with SFAS No. 123, the effects on net loss and pro forma net loss per share would not have been material.

    The following table summarizes the Company's stock option activity for the periods ended June 30, 1997, December 31, 1997 and March 31, 1998:

                                                                                                             THREE MONTHS ENDED
                                                                YEAR ENDED            SIX MONTHS ENDED
                                                               JUNE 30, 1997         DECEMBER 31, 1997         MARCH 31, 1998
                                                          -----------------------  ----------------------  ----------------------
                                                                       WEIGHTED                WEIGHTED                WEIGHTED
                                                                        AVERAGE                 AVERAGE                 AVERAGE
                                                                       EXERCISE                EXERCISE                EXERCISE
                                                            SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                                                          ----------  -----------  ---------  -----------  ---------  -----------
Outstanding at beginning of period......................     262,500   $     .67     262,500   $    4.57     262,500   $    4.57
  Granted...............................................     262,500        4.57      --          --         325,000        6.00
  Exercised.............................................    (262,500)        .67      --          --          --          --
                                                          ----------               ---------               ---------
Outstanding at end of period............................     262,500        4.57     262,500        4.57     587,500        5.36
                                                          ----------       -----   ---------       -----   ---------       -----

    The number of stock options exercisable at June 30, 1997, December 31, 1997 and March 31, 1998 was 262,500, 262,500 and 387,500, respectively.

    The following table summarizes information about the Company's stock options outstanding:

                                                                           OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                                                -----------------------------------------  ------------------------
                                                                                WEIGHTED-
                                                                                 AVERAGE       WEIGHTED-                 WEIGHTED-
                                                    RANGE OF                    REMAINING       AVERAGE                   AVERAGE
                                                    EXERCISE      NUMBER       CONTRACTUAL     EXERCISE      NUMBER      EXERCISE
                                                     PRICES     OUTSTANDING       LIFE           PRICE     EXERCISABLE     PRICE
                                                   -----------  -----------  ---------------  -----------  -----------  -----------
December 31, 1997................................   $  4 - $6      262,500              9      $    4.57      262,500    $    4.57
March 31, 1998...................................   $  4 - $6      587,500           9.34           5.36      387,500         5.03

WARRANTS

    In early 1996, the Company issued warrants to purchase 450,000 shares of common stock at $.45 and $.67 per share in connection with certain loans made by directors of the Company. The fair value of those warrants were estimated at $130,500 and have been reflected as part of interest expense in the accompanying statement of operations for the period ended June 30, 1996. Additionally, in June 1996 the Company

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 6--STOCKHOLDERS' (DEFICIT) (CONTINUED) issued warrants to purchase 270,000 shares of common stock at $.67 per share. These warrants were issued for consulting services and were valued at $47,100. During the year ended June 30, 1997, March issued 545,760 warrants at $2.67 per share in connection with private placement offerings and 55,500 warrants at $.67 per share in connection with advances made by certain directors of the Company. Additionally, in connection with the issuance of Series A and Series C notes (see note 4) during the three months ended March 31, 1998, the Company issued 533,466 warrants exercisable at $3 per share. During March 1998, in connection with the Norton Asset Acquisition (see note 2), the Company issued 550,000 warrants exercisable at $3 per share, expiring four years from the date of issuance. The value of these warrants at the time of issuance was estimated by management and determined not to be material to the Company's results of operations and financial position.

    The following table summarizes activity for warrants through March 31, 1998:

                                                                                        NUMBER        EXERCISE
                                                                                      OUTSTANDING      PRICE
                                                                                      -----------  --------------
Balance, June 30, 1996..............................................................     720,000    $.45 to $.67
  Issued............................................................................     601,260    .67 to 2.67
  Exercised.........................................................................    (410,250)    .45 to .67
                                                                                      -----------  --------------
Balance, June 30, 1997..............................................................     911,010    .67 to 2.67
  Issued............................................................................      --             --
  Exercised.........................................................................    (140,250)       .67
                                                                                      -----------  --------------
Balance, December 31, 1997..........................................................     770,760    .67 to 2.67
  Issued............................................................................   1,083,466        3.00
  Exercised.........................................................................      --             --
                                                                                      -----------  --------------
Balance, March 31, 1998 (unaudited).................................................   1,854,226   $.67 to $3.00
                                                                                      -----------  --------------

NOTE 7--COMMITMENTS AND CONTINGENCIES

    A. EMPLOYMENT AGREEMENTS

    The Company has a three year employment agreement with its President which expires in January 2001. This agreement provides for salary levels of $60,000 per annum, a one time restricted stock grant of 100,000 shares, and a stock option for 300,000 shares of common stock exercisable at $6 per share 100,000 shares of which are immediately exercisable, 100,000 of which are exercisable on the first anniversary of the grant date and 100,000 of which are exercisable on the second anniversary of the grant date. The President may defer all compensation until the consummation of the Company's proposed IPO, and convert such amount into shares of common stock at the rate of $3 per share.

    In June 1998, the Company entered into a one year employment agreement with its Chief Executive Officer. Terms of the agreement provide for stock options of 100,000 shares of common stock exercisable at $6 per share.

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 7--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    B. DEVELOPMENT AGREEMENTS

    The Company has entered into agreements (Development Contracts) to develop various components for five models of high performance motorcycles, with each model intended for a distinct segment of the premium-priced motorcycle marketplace. A substantial amount of the Company's design and development has been completed, with all remaining development to be accomplished by Melling Consultancy Design Limited (MCD) under the above mentioned Development Contracts. The owner of MCD is also a stockholder and director of the Company. Manufacture and assembly of the Company's products will take place at its recently acquired production facility in England. Under the terms of the Development Contracts the Company is required to make future payments as described below:

1998............................................................  $ 691,200
1999............................................................    691,200
2000............................................................    480,000
2001............................................................    480,000
2002............................................................    480,000
                                                                  ---------
                                                                  $2,822,400
                                                                  ---------

    The Development Contracts provide for the Company to retain all rights and title to design technology and development performed by MCD for the Company including any trade secrets and patents. The Development Contracts also contain non-compete and non-disclosure terms to protect the proprietary rights of the Company, and also provide that MCD and the Company will use their best efforts to cooperate in the commercial production and marketing of the Company's motorcycle products. MCD and the Company also have certain termination rights in the event of material breaches or insolvency of either party, with the Company retaining complete ownership of all technology and products developed by MCD prior to any such terminations.

    A substantial amount of the research and development costs included in the accompanying statement of operations is related to the above Development Contracts.

    C. ROYALTY SETTLEMENT

    In September 1997, the Company entered into an agreement with one of its developers (who is also a stockholder and director of the Company) whereby the Company agreed to issue the developer shares of Common Stock equal to $1,000,000, based upon the proposed IPO price per share, in exchange for all of the developer's rights to receive royalty payments on future sales. This transaction has been reflected as a part of research and development expenses and as additional paid-in capital, in the six month period ended December 31, 1997.

    D. PRODUCT DISTRIBUTION SETTLEMENT

    In January 1998, the Company entered into a settlement agreement with a former director. Under the terms of the agreement, the Company regained certain product distribution rights in North America which

                        NORTON MOTORS INTERNATIONAL INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                 (INFORMATION AS OF MARCH 31, 1998 AND FOR THE

                     THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE 7--COMMITMENTS AND CONTINGENCIES (CONTINUED) had previously been owned by the former director, in exchange for $180,000 payable at the earlier of an IPO or June 30, 1998. Additionally, the Company has agreed to repurchase 90,000 shares of its common stock along with the 90,000 warrants from this former director for $120,000. Payment of the $120,000 is also due at the earlier of an IPO or June 30, 1998. The accompanying March 31, 1998 financial statements include an accrual and a charge to other expenses for the $180,000 production distribution rights settlement.

    E. ACQUISITION FINDERS AGREEMENT

    In February 1998, March entered into a settlement of its finders agreement relating to the Norton Asset Acquisition by issuing 250,000 shares of its common stock (valued at $3 per share). The settlement amounted to $750,000 and is included as part of other expenses in the three months ended March 31, 1998.

    F. WRITE-OFF OF ACQUISITION DEPOSIT

    During the six months ended December 31, 1997 the Company terminated an agreement relating to the proposed acquisition of a race car manufacturer. As a result, the Company wrote off, to other expense, $254,595 representing its initial deposit on the proposed acquisition.

    G. CONSULTING AGREEMENT

    On March 31, 1998 the Company entered into a three-year consulting agreement with Global Coin Corporation ("GCC") whereby the Company engaged GCC to assist the Company in its development program, start-up and operations. Under the terms of the consulting agreement, GCC is to receive compensation in the form of an annual sum of $60,000, payable in equal monthly installments of $5,000.

NOTE 8--SUBSEQUENT EVENT

PROPOSED PUBLIC OFFERING

    The Company intends to file a Registration Statement with the SEC for the sale of 3,000,000 shares of Common Stock (excluding the underwriters' over-allotment option for additional shares). Upon the effectiveness of this offering:

    - All outstanding convertible subordinated debentures will convert to 1,258,000 shares of common stock (see note 5).

    - The Company will be required to issue to one of its directors $1,000,000 worth of shares of its common stock based upon the IPO price (see note
      7c).

    - The Company will be required to repay the principal and interest due on all outstanding notes payable (see note 4).

                  [PICTURES OF HISTORICAL NORTON MOTORCYCLES]

                           CLASSIC NORTON MOTORCYCLES

    THESE PICTURES DEPICT NORTON MOTORCYCLES MADE EARLIER IN THIS CENTURY. NORTON MOTORS INTERNATIONAL INC. IS A NEW COMPANY ORGANIZED IN 1995 AND IS NOT RELATED TO THE COMPANIES WHICH SOLD SUCH NORTON MOTORCYCLES, EXCEPT THAT NORTON MOTORS INTERNATIONAL INC. BELIEVES IT HAS SECURED CERTAIN TRADEMARKS PREVIOUSLY USED BY THE FORMER NORTON COMPANIES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO UNDERWRITER, DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                      PAGE
                                                      -----
Prospectus Summary...............................           3
Risk Factors.....................................           7
Use of Proceeds..................................          17
Capitalization...................................          19
Dilution.........................................          20
Dividend Policy..................................          20
Selected Financial Data..........................          21
Management's Discussion and Analysis of Financial
  Condition and Plan of Operation................          22
Business.........................................          26
Management.......................................          39
Certain Transactions.............................          43
Principal Stockholders...........................          45
Description of Securities........................          47
Shares Eligible For Future Sale..................          49
Underwriting.....................................          50
Legal Matters....................................          51
Experts..........................................          52
Available Information............................          52
Index to Financial Statements....................         F-1

                            ------------------------

    UNTIL           , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     [LOGO]

                           MOTORS INTERNATIONAL INC.

                                3,000,000 SHARES

                                OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             DIRKS & COMPANY, INC.

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of Norton Motors International Inc. is insured or indemnified in any manner against liability which he may incur in his capacity as such.

    The Articles of Incorporation, as amended ("Articles of Incorporation"), of the Company provides that the Company shall indemnify to the fullest extent permitted by Minnesota law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Articles of Incorporation provides for the elimination, to the extent permitted by Minnesota law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

    The Company has obtained a directors and officers insurance and company reimbursement policy in the amount of $1,000,000. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and would reimburse the Company for such loss for which the Company has lawfully indemnified the directors and officers.

    See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act").

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the offering described in the Registration Statement, other than underwriting commissions and discounts. With the exception of the SEC Registration Fee and NASD Filing Fee, all amounts shown are estimates.

SEC Registration Fee...........................................  $ 6,615.38
American Stock Exchange Fee....................................   50,000.00
NASD Filing Fee................................................    2,743.00
Legal Fees and Expenses........................................  150,000.00
Accounting Fees and Expenses...................................   90,000.00
Printing and Engraving Expenses................................   75,000.00
Blue Sky Fees and Expenses.....................................   40,000.00
Transfer Agent's and Registrar's Fees..........................    5,000.00
Miscellaneous Expenses.........................................   80,641.62
                                                                 ----------
    Total......................................................  $500,000.00
                                                                 ----------
                                                                 ----------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    During the past three years, the following securities were sold by the Company without registration under the Securities Act. Except as otherwise indicated, the securities were sold by the Company in reliance upon the exemption provided by Section 4(2) of the Securities Act. With respect to such transactions, each purchaser of securities represented to the Company that such purchaser (i) had sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of the transaction and was capable of bearing the economic risks of such investment including a complete loss of its investment, (ii) had an opportunity to discuss the business, management and financial affairs of the Company with the Company's representatives, (iii) acquired the securities for his own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof and (iv) understood that (a) the securities had not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (b) the securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (c) the securities would bear a legend to such effect and (d) the Company will make a notation on its transfer books to such effect. All transactions have been adjusted to reflect the stock split of the Company's outstanding Common Stock effected in September 1997 on the basis of 3 shares of Common Stock for every 2 shares of Common Stock.

    In October 1995, the Company issued the following shares of Common Stock at a per share offering price of $.01 to the following persons:

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
John R. Silseth Sr.......................................................          525,000
Donald F. Shiff..........................................................           90,000
Joseph Novogratz.........................................................           75,000
Wm. Delmonico............................................................           37,500
Dennis J. Hinton.........................................................           75,000
Genesis Capital Group....................................................           37,500

    From March 1996 through June 1996, the Company issued the following shares of Common Stock at a per share offering price of $.67 per share to the following persons:

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
Neal Broten..............................................................          15,000
Douglas Anderson.........................................................          15,000
Howard Cox...............................................................          37,500
Michael F. Bank..........................................................          15,000
John Tsatsos.............................................................          15,000
J&J Acres Trust..........................................................          37,500
Ernest Roberg............................................................          37,500
David L. Bank............................................................          30,000
Steven Graybow...........................................................          22,500
Scott C. Bullock.........................................................          15,000
John T. Kubinski.........................................................          37,500
Marvin D. Bullock........................................................          37,500
Timothy D. Burns.........................................................          15,000
Wayne W. Mills...........................................................          22,500
Barry Gilbert Shiff......................................................           7,500
John C. Field............................................................           7,500
Frederick C. Boos........................................................          30,000
Joseph I. Langer.........................................................          15,000
Dresser Family Trust.....................................................          15,000
John R. Silseth, Sr......................................................          75,000
Donald F. Shiff..........................................................          75,000
Joseph Novogratz.........................................................          75,000
Thomas Hay Trust.........................................................          22,500

    In June 1996, the Company issued the following shares of Common Stock at a per share offering price of $1.67 to the following person:

                                                                            NUMBER OF SHARES OF
NAME                                                                           COMMON STOCK
-------------------------------------------------------------------------  ---------------------
Joel Ronning.............................................................            9,000

    In June 1996, the Company issued the following shares of Common Stock in exchange for services rendered:

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
Joseph Novogratz.........................................................          75,000

    In December 1996, the Company issued the following Units at an offering price of $2.50 per Unit (each Unit equal to 1.5 shares of Common Stock and one warrant to purchase 1.5 shares of Common Stock at an exercise price of $2.67 of per share) to the following persons. In connection with this private placement, R.J. Steichen, the agent for the private placement, was given an agent's warrant to purchase 45,480 shares at $1.67 for five years which upon expiration is converted into a three year warrant to purchase 45,480 shares at $2.67 per share.

NAME                                                                         NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
J&J Acres Trust............................................................         30,000
Douglas Anderson...........................................................          7,500
Frederick C. Boos..........................................................         10,500
Scott Bullock..............................................................          7,500
Alex Daneman...............................................................         90,000
Darwin J. DeRosier.........................................................          7,500
Timothy D. Foster..........................................................         30,000
Robert L. Gearou...........................................................         15,000
Sam Hong...................................................................          6,000
Dr. Michael King...........................................................          7,500
James & Eliz Kochiras......................................................         15,000
James Kramer 401(k)........................................................          6,000
John T. Kubinski...........................................................          7,500
Wayne W. Mills.............................................................         30,000
Joseph Novogratz...........................................................         19,800
D. Bradly Olah.............................................................         15,000
Noel P. Rahn...............................................................         30,000
Donald F. Shiff............................................................         15,000
John F. Stapleton..........................................................         30,000
Nicolas P. Streglis Trust..................................................         15,000
Gary & Leslie Troyer.......................................................         30,000
Frederick Watson Trust.....................................................         30,000

    In May 1997, the Company issued the following shares of Common Stock pursuant to the exercise of warrants at an exercise price of $.45 per share to the following person:

NAME                                                                         NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Joseph Novogratz...........................................................         225,000

    In February 1997, the Company issued the following shares of Common Stock for services rendered to the following persons:

                                                                             NUMBER OF SHARES
NAME                                                                           COMMON STOCK
---------------------------------------------------------------------------  -----------------
Joseph Novogratz...........................................................          75,000
Robert O. Knutson..........................................................          75,000
James Kramer...............................................................          15,000
Austin Friars House........................................................         150,000

    In February 1997, the Company issued the following shares of Common Stock upon the exercise of certain options and warrants at an exercise price of $.67 per share to the following persons:

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
John Kubinski............................................................          60,000
Wayne Mills..............................................................          75,000
Maru Partners............................................................          15,000

    In February and July 1997, the Company issued the following shares of Common Stock upon the exercise of certain options and warrants at an exercise price of $.67 per share to the following persons:

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
Donald F. Shiff..........................................................          51,000
Real Estate Graphics.....................................................          30,000
Neil Sell................................................................           3,750
Thomas Petters...........................................................           7,500
Michael F. Bank..........................................................           6,000
David L. Bank............................................................           6,000
Neil Sell................................................................           3,750
Michael F. Bank..........................................................           9,000
David L. Bank............................................................           9,000
Carol M. Kramer..........................................................           7,500
Donald F. Shiff..........................................................          15,000

    In February 1997 the Company issued the following shares of Common Stock pursuant to option exercises at an exercise price of $.67 per share to the following persons:

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
Joseph Novogratz.........................................................         193,500
James Kramer.............................................................          60,000
Larry Kramer.............................................................          15,000
Harvey Swenson...........................................................          15,000
Dennis Herkal............................................................           6,000

    In 1997, the Company issued the following principal amounts of 10% Convertible Subordinated Debentures Series 1997 to the following persons:

                                                                              PRINCIPAL AMOUNT
NAME                                                                           OF DEBENTURES
----------------------------------------------------------------------------  ----------------
Robert L. Gearou............................................................     $   50,000
Bob Inc.....................................................................         50,000
John T. Vetscher............................................................         40,000
Gus W. Boosalis.............................................................         30,000
Timothy Burns...............................................................         10,000
Howard S. Cox...............................................................         25,000
W. Merton & J. Dresser, JTWROS..............................................         30,000
Gary H. & Jaqueline Frana, JTWROS...........................................         21,000
George C. Klima.............................................................         15,000
Richfield Bank & Trust Co, TTEE FBO George C. Klima IRA.....................         35,000
Joseph I. Langer............................................................         25,000
Robert R. Olson.............................................................         18,000
Richard R. Tieva............................................................         24,000
Gary & Leslie Troyer JTWROS.................................................         30,000
John Tsatsos................................................................         10,000
Frederick O. Watson Trust...................................................         60,000
William S. & Nancy A. Wright JTWROS.........................................         30,000
David Boyd..................................................................         25,000
Ann E. Nardini..............................................................          7,500
Donald F. Shiff.............................................................         10,000
Robert E. Long..............................................................         26,000
Gene J. Helsing.............................................................         10,000
Lester Goetzke..............................................................          4,000
REG Partners LLP............................................................        140,000
Donald Blakstad.............................................................         50,000
Ruth Lordan.................................................................         20,000
Jeff L. Whitmore............................................................         10,000
KB Development Co. II LLP...................................................         25,000
Chia-Hao & Jane Sun Ha Chang, JTWROS........................................          5,000
Paul and Shirley Kramer.....................................................         10,000
Edward & Mary Kramer........................................................         12,000
Dennis Herkal...............................................................         38,000
James and Carol Kramer......................................................         46,000
Duane Peterson..............................................................         20,000
Relience/Kramer.............................................................         15,000
Robert Cieslukowski.........................................................        250,000
Gene Helseng................................................................          5,000
Kramer Debt Conversion......................................................         12,000

    In October 1997, in exchange for payables in the amount of $179,040, the Company issued Common Stock to the following person at $3.00 per share:

                                                                                               NUMBER OF SHARES OF
NAME                                                                                              COMMON STOCK
---------------------------------------------------------------------------------------------  -------------------
Al Melling...................................................................................          59,680

    In March 1998, the Company issued Common Stock in exchange for services rendered to the following persons:

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
Joseph Novogratz.........................................................         100,000
Minneapple Capital.......................................................         250,000

    In March 1998, the Company issued the following principal amounts of 10% Convertible Subordinated Debentures, Series 1997 in connection with the Norton Asset Acquisition to the following entities:

                                                                             PRINCIPAL AMOUNT
                                                                                    OF
NAME                                                                            DEBENTURES
--------------------------------------------------------------------------  ------------------
Cataract N.V.(1)..........................................................     $  1,145,250
Global Coin Corporation(2)................................................          127,250

    In March 1998, the Company issued the following principal amounts of Series A 1998 10% Notes in connection with the Norton Asset Acquisition to the following entities:

                                                                         AMOUNT OF SERIES A
NAME                                                                            NOTES
---------------------------------------------------------------------  -----------------------
Cataract N.V.(1).....................................................       $   1,035,000
Global Coin Corporation(2)...........................................             115,000

------------------------

(1) In connection with the Norton Asset Acquisition and a cash contribution of $90,000, Cataract N.V. was given 870,000 warrants to purchase Common Stock at $3.00 per share. Such warrants were attached to the Series A Notes.

(2) In connection with the Norton Asset Acquisition and a cash contribution of $10,000, Global Coin Corporation was given 96,666 warrants to purchase Common Stock at $3.00 per share. Such warrants were attached to the Series A Notes.

    In March 1998, the Company issued Common Stock in connection with the acquisition of certain assets of Norton Motors Limited to the following entities.

                                                                           NUMBER OF SHARES OF
NAME                                                                          COMMON STOCK
-------------------------------------------------------------------------  -------------------
Cataract N.V.............................................................        3,316,453
Global Coin Corporation..................................................          368,495

    In March 1998, the Company issued the following principal amount of Series C 1998 10% Note to the following person upon the conversion of certain advances payable. The Series C 1998 Note has a warrant to purchase shares of Common Stock equal to 1/3 of the principal amount of the note at $3.00 per share:

NAME                                                                            AMOUNT OF NOTE
------------------------------------------------------------------------------  --------------
Joseph Novogratz..............................................................    $  228,153

    In March 1998, the Company issued the following principal amount of Series A 1998 10% Note to the following person upon the conversion of certain advances payable. The Series A 1998 Note has a warrant to purchase shares of Common Stock equal to 1/3 of the principal amount of the note at $3.00 per share:

NAME                                                                            AMOUNT OF NOTE
------------------------------------------------------------------------------  --------------
Donald Shiff..................................................................    $   52,252

    From March 1998 to June 12, 1998, the Company issued the following principal amounts of Series A 1998 10% Notes in a private placement to the following persons. Each Series A 1998 Note has a warrant to purchase shares of Common Stock equal to 1/3 of the principal amount of the note at $3.00 per share:

NAME                                                                           AMOUNT OF NOTES
-----------------------------------------------------------------------------  ---------------
Cataract, N.V................................................................   $      90,000
Global Coin Corporation......................................................          10,000
Joseph Novogratz.............................................................          10,000
Donald Shiff.................................................................          20,000
6400 Partnership.............................................................          40,000
Edward Homes.................................................................          50,000
Richard Wawrzniak............................................................           5,000
Robert Cieslukowski..........................................................         200,000
Edward Kramer................................................................          20,000
Vernon M. Pollard............................................................          20,000
David G. Ness................................................................          21,000
Michael Baghodoian...........................................................         500,000
Hemisphere Management........................................................         120,000
BOB Inc......................................................................          50,000
Steven Graybow...............................................................          21,000
Robert L. Gearou.............................................................          50,000
Fidelity Trust...............................................................         150,000
Cataract N.V.................................................................          72,895
Global Coin Corporation......................................................           8,099

    The sales set forth above are claimed to be exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. All certificates representing the shares of Common Stock issued by the Registrant referred to herein and currently outstanding have been properly legended.

ITEM 27. EXHIBITS

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       1     Form of Underwriting Agreement.
      *3.1   Amended and Restated Articles of Incorporation of the Company.
       3.2   By-laws of the Company, as amended.
       4.1   Form of Common Stock Certificate.
       4.2   Grant of Registration Rights of Common Stock and Warrant Stock by March Motors International, Inc. dated
             March 31, 1998.
       4.3   Form of Series A 1998 10% Note.
       4.4   Form of Series C 1998 10% Note.
       4.5   Form of Warrant Certificate (attached to 1998 10% Note).
       4.6   Form of 10% Convertible Subordinated Debenture, Series 1997 due September 30, 2000.
       4.7   Representative's Warrant Agreement between the Company and the Representative.
      *5     Opinion of Olshan Grundman Frome & Rosenzweig LLP.
     *10.1   Asset Purchase Agreement dated as of March 11, 1998 by and between March Motors International, Inc. and
             Norton Motorcycles Limited, as amended.
      10.2   Development and Marketing Agreement dated December 15, 1995 by and between March Group PLC and March
             Motors Limited.
      10.3   Development and Marketing Agreement dated December 15, 1995 by and between M.C.D. Limited and March
             Motors Limited.
      10.4   Development and Marketing Agreement dated as of November 1, 1996 by and between M.C.D. Limited, March
             Motors Limited and Al Melling.
      10.5   Promotional Agreement dated as of February 26, 1997 by and between M.C.D. Limited, March Motors
             Manufacturing Company and Al Melling.
      10.6   Agreement dated as of September 4, 1997 by and between M.C.D. Limited and March Motors International,
             Inc.
      10.7   Employment Agreement by and between March Motors International, Inc. and Joseph F. Novogratz dated
             January 1, 1998, as amended.
      10.8   Consulting Agreement by and between March Motors International, Inc. and Global Coin Corporation dated
             March 31, 1998.
      10.9   Financial Advisory Services Agreement dated February 25, 1997 by and between March Motors Manufacturing
             Company and Austin Friars Securities Limited.
      10.10  Settlement Letter Agreements dated January 5, 1998 between North Pacific Lines, Alex Daneman and March
             Motors Ltd.
      10.11  Employment Agreement by and between Norton Motors International Inc. and Myron Calof dated as June 1,
             1998.
      10.12  Finders Agreement dated February 15, 1997 between Minneapple Capital, Ltd. and March Motors
             Manufacturing Company.
      10.13  Settlement Agreement dated as of March 31, 1998 between Minneapple Capital, Ltd. and Norton Motors
             International Inc.
      10.14  Norton Motors International Inc. 1997 Incentive and Stock Option Plan.
     *23.1   Consent of Olshan Grundman Frome & Rosenzweig LLP, included in Exhibit 5.
      23.2   Consent of Pannell Kerr Forster PC, independent auditors.
      23.3   Consent of Stirtz Bernards Boyden Surdel & Larter, P.A. independent accountants.
      24     Power of Attorney (included in Part II, page II-9).
      27.1   Financial Data Schedule.

------------------------

*   To be filed by amendment.

ITEM 28. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to;

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, in the offering of such securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The undersigned small business issuer will provide to the Representative at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned small business issuer will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of June, 1998.

                                NORTON MOTORS INTERNATIONAL INC.

                                BY:  /S/ MYRON CALOF
                                     -----------------------------------------
                                     Name: Myron Calof
                                     Title: Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Novogratz and Myron Calof, and each one of them individual, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

/s/ JOSEPH NOVOGRATZ            Co-Chairman of the Board,          June 18, 1998
------------------------------  President and Director
Joseph Novogratz

/s/ LUIGI AQUILINI              Co-Chairman of the Board           June 18, 1998
------------------------------  and Director
Luigi Aquilini

/s/ MYRON CALOF                 Chief Executive Officer and        June 18, 1998
------------------------------  Director (Principal
Myron Calof                     Executive Officer)

                                Chief Financial Officer            June 18, 1998
/s/ STEPHEN R. CIESLUKOWSKI     (Principal Officer and
------------------------------  Principal Accounting
Stephen R. Cieslukowski         Officer)

/s/ AL MELLING                  Director                           June 18, 1998
------------------------------
Al Melling

/s/ ROBERT CIESLUKOWSKI         Director                           June 18, 1998
------------------------------
Robert Cieslukowski

/s/ ANTHONY VAUGHAN             Director                           June 18, 1998
------------------------------
Anthony Vaughan